EXHIBIT 1.1
EXECUTION COPY
TELEFÓNICA EMISIONES, S.A.U.
(a company with limited liability organized under
the laws of The Kingdom of Spain)
Floating Rate Notes due 2009
Fixed Rate Notes due 2011
Fixed Rate Notes due 2016
Fixed Rate Notes due 2036
unconditionally and irrevocably guaranteed
by
TELEFÓNICA, S.A.
AMENDED AND RESTATED UNDERWRITING AGREEMENT
As of June 9, 2006
Telefónica Emisiones, S.A.U.
Telefónica, S.A.
Gran Via 28
28013 Madrid
Ladies and Gentlemen:
     WHEREAS, Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of The Kingdom of Spain (the “Company”), Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”) and the underwriters (the “Underwriters”) named in Schedule I to this amended and restated underwriting agreement (the “Agreement”) have entered into an underwriting agreement dated the date hereof (the “Original Underwriting Agreement”), providing for the issuance and sale by the Company and the purchase by the Underwriters of certain amounts of Designated Securities (as defined below).
     WHEREAS, the Company, the Guarantor and the Underwriters have decided to modify the allocations set forth in Schedule I to the Original Underwriting Agreement.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:
     The Company proposes to issue and sell to the Underwriters named in Schedule I to this Agreement, for whom Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC , Deutsche Bank Securities Inc. and Lehman Brothers Inc., are acting as representatives (the “Representatives”), $1,000,000,000 aggregate principal amount of its Floating Rate Notes due 2009 (the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of its Fixed Rate Notes due 2011 (the “Five-Year Fixed Rate Notes”), $1,250,000,000 aggregate principal amount of its Fixed Rate Notes due 2016 (the “Ten-Year Fixed Rate

Notes”) and $2,000,000,000 aggregate principal amount of its Fixed Rate Notes due 2036 (the “Thirty-Year Fixed Rate Notes” and together with the Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes, the “Fixed Rate Notes” and such Fixed Rate Notes together with the Floating Rate Notes, the “Designated Securities”) on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (Debt Securities) dated as of June 9, 2006 (the “Standard Provisions”), which are attached hereto, and the terms and conditions described below under the heading “Additional Terms”. All of the provisions of the Standard Provisions are incorporated herein by reference.
     The Designated Securities are to be issued pursuant to a public deed of issuance to be executed on or around June 13, 2006, an indenture to be dated as of or around June 20, 2006, as supplemented by a supplemental floating rate note indenture to be dated as of or around June 20, 2006, pursuant to which the Floating Rate Notes will be issued, a supplemental five-year fixed rate note indenture to be dated as of or around June 20, 2006, pursuant to which the Five-Year Fixed Rate Notes will be issued, a supplemental ten-year fixed rate note indenture to be dated as of or around June 20, 2006, pursuant to which the Ten-Year Fixed Rate Notes will be issued and a supplemental thirty-year fixed rate note indenture to be dated as of or around June 20, 2006, pursuant to which the Thirty-Year Fixed Rate Notes will be issued (the indenture and the supplemental indentures, collectively the “Indenture”) among the Company, the Guarantor and JPMorgan Chase Bank, N.A. (the “Trustee”). Payment of principal and interest on the Designated Securities will be fully and unconditionally guaranteed by the Guarantor pursuant to the terms of guarantees to be dated as of the Closing Date (the “Guarantees”).
ADDITIONAL TERMS
     For purposes of this Underwriting Agreement, “Disclosure Package” means the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus issued at or prior to the Applicable Time, and the final term sheets prepared pursuant to Section 5(a) of the Standard Provisions and attached as Schedule III hereto (the “Term Sheets”). “Applicable Time” means 3:15 pm New York City time on the date of this Underwriting Agreement.
     1. Additional Representations and Warranties.
     The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each Underwriter, as of the Applicable Time, and as of the Closing Date, with respect to the Designated Securities as follows (which additional representations and warranties supersede the representation and warranty in Section 1(p) of the Standard Provisions):
     (a) The consolidated historical financial statements of the Guarantor as and for the two years ended December 31, 2005, together with the related schedules and notes (the “Telefónica Financial Statements”), included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with international financial reporting standards (“IFRS”) as adopted by the European Union (“IFRS-EU”) and reconciled to accounting principles generally accepted in the United States (“U.S. GAAP”), in each case applied in accordance with applicable law throughout the periods specified, and present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries, at the dates indicated and the income statement,

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shareholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified. IFRS-EU as applied by the Guarantor in its consolidated financial statements as of and for the year ended December 31, 2005, do not differ from IFRS, as published by the International Accounting Standards Board (“IASB”), effective as of December 31, 2005, and therefore, comply in full with IFRS, as published by the IASB. The Guarantor’s consolidated financial information as of and for the year ended December 31, 2004 included in its annual consolidated financial statements was restated in accordance with IFRS. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package, and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the Telefónica Financial Statements included or incorporated by reference in the Registration Statement, the Disclosure Package, and the Prospectus as of the dates and for the periods indicated therein.
     (b) The interim unaudited selected consolidated financial information of the Guarantor and its consolidated subsidiaries, which do not constitute an interim financial report as defined by IAS 34, as of and for the three-month periods ended March 31, 2005 and 2006 (the “Interim IFRS Selected Financial Information”) has been prepared in accordance with IFRS-EU, with the exception of IAS 34 as this information does not constitute an interim financial report, in each case applied in accordance with applicable law throughout the periods specified, and present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries, considered as one enterprise, at the dates indicated and the income statement data and shareholders’ equity of the Guarantor and its consolidated subsidiaries for the periods specified. The explanations required for this interim selected financial information are included in the presentation of the Guarantor’s quarterly results included in the Form 6-K filed by the Guarantor with the SEC on June 6, 2006 and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. Applicable IFRS-EU as applied by the Guarantor in its unaudited selected consolidated financial information as of and for the three-months periods ended March 31, 2006 and 2005, do not differ from IFRS, as published by the IASB, effective as of March 31, 2006 and December 31, 2005, respectively, and therefore, comply in full with applicable IFRS, as published by the IASB. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the Interim IFRS Selected Financial Information included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus as of the dates and for the periods indicated therein.
     (c) The consolidated historical financial statements of O2 plc as and for the two fiscal years ended March 31, 2005 and 2004, together with the related schedules and notes (the “O2 Financial Statements”), included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”) and reconciled to U.S. GAAP, in each case applied in accordance with applicable law throughout the periods specified, and present fairly in all material respects the financial position of O2 plc and its

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consolidated subsidiaries, considered as one enterprise, at the dates indicated and the statement of profit and loss, shareholders’ equity and cash flows of O2 plc and its consolidated subsidiaries for the periods specified. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the O2 Financial Statements included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus as of the dates and for the periods indicated therein.
     (d) The interim unaudited financial statements of O2 plc and its consolidated subsidiaries as of and for the six-month periods ended September 30, 2005 and 2004, together with the related schedules and notes (the “O2 Interim IFRS Financial Statements”) have been prepared in accordance with IFRS-EU and reconciled to U.S. GAAP, in each case applied in accordance with applicable law throughout the periods specified, and present fairly in all material respects the financial position of O2 plc and its consolidated subsidiaries, considered as one enterprise, at the dates indicated and the statement of profit and loss, shareholders’ equity and cash flows of O2 plc and its consolidated subsidiaries for the periods specified. IFRS-EU as applied by O2 in its unaudited consolidated financial information as of and for the six-months period ended September 30, 2005, do not differ from IFRS, as published by the IASB, effective as of January 31, 2006, and therefore, comply in full with IFRS, as published by the IASB. O2’s consolidated financial information as of and for the six-months period ended September 30, 2004 included in its annual consolidated financial statements was restated in accordance with IFRS. No adjustments or explanations are required to be made to the O2 Interim IFRS Financial Statements, other than such normal recurring adjustments and explanations as are contained in the O2 Interim IFRS Financial Statements, in order to fairly present in all material respects the financial condition of O2 plc and its consolidated subsidiaries, considered as one enterprise, at the dates indicated and the statement of profit and loss, shareholders’ funds and cash flows of O2 plc and its consolidated subsidiaries for the periods specified. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the O2 Interim IFRS Financial Statements included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus as of the dates and for the periods indicated therein.
2. Additional Conditions to Underwriters’ Obligations.
       The obligations of the several Underwriters to purchase and pay for the Designated Securities they have severally agreed to purchase hereunder on the Closing Date are subject (i) to the accuracy in all material respects of the representations and warranties of the Company and the Guarantor contained herein as of the date of this Agreement and the Closing Date, (ii) to the accuracy in all material respects of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, and (iii) to the performance by the Company and the Guarantor of their obligations hereunder, and to the following further conditions (which

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further conditions in clauses (b) – (j) below supersede the conditions in Section 6(d) – (f) of the Standard Provisions):
     (a) The Underwriters and Davis Polk & Wardwell, special United States counsel to the Underwriters, have completed their respective diligence investigations in accordance with procedures customary for a transaction such as the offering of the Designated Securities pursuant to the terms and conditions of this Agreement.
     (b) At the Closing Date, the Underwriters shall have received a signed opinion, dated as of the Closing Date, of the General Counsel to the Guarantor, substantially in the form set forth in Exhibit A.
     (c) At the Closing Date, the Underwriters shall have received signed opinions, dated as of the Closing Date, of LeBoeuf Lamb Greene & MacRae, United States counsel for the Company and the Guarantor, substantially in the form set forth in Exhibit B.
     (d) At the Closing Date, the Underwriters shall have received a signed opinion, dated as of the Closing Date, of Uría Menéndez, Spanish counsel to the Company and Guarantor, substantially in the form set forth in Exhibit C.
     (e) At the Closing Date, the Underwriters shall have received a signed opinion, dated as of the Closing Date, of Davis Polk & Wardwell, United States counsel for the Underwriters, as to such matters as the Underwriters may reasonably request.
     (f) At the Applicable Time, the Underwriters shall have received from Ernst & Young, S.L. a letter addressed to the Underwriters and dated the date on which the Term Sheets are dated, in form and substance satisfactory to the Underwriters (i) confirming that they are independent registered public accountants of the Guarantor within the meaning of the Securities Act and (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than five business days prior to the date thereof), the conclusions and findings of such firm with respect to the financial statements and financial information contained in the Disclosure Package and the Prospectus of the type ordinarily included in accountants’ “comfort letters” to underwriters.
     (g) At the Closing Date, the Underwriters shall have received from Ernst & Young, S.L., a letter dated as of the Closing Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to (f) above, except that the specified date referred to in such letter shall be a date not more than five business days prior to the Closing Date.
     (h) At the Closing Date, LeBoeuf Lamb Greene & MacRae, Uría Menéndez and Davis Polk & Wardwell shall have been furnished with all such documents, certificates, resolutions and opinions as each may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Designated Securities as contemplated in this Agreement and the matters referred to in the opinions required by Sections 2(b), (c) and (d) above, and in order to evidence the

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performance of any of the covenants of the Company and the Guarantor, or the fulfillment of any of the conditions herein contained.
     (i) At the Applicable Time, the Company and the Guarantor shall have approved and delivered to the Underwriters the Term Sheets in form and substance satisfactory to the Underwriters.

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DEBT SECURITIES
     1. Floating Rate Notes
Indenture: Indenture dated as of June 20, 2006 among the Company, the Guarantor and the Trustee; Floating Rate Note Supplemental Indenture dated as of June 20, 2006 among the Company, the Guarantor and the Trustee.
Tranches: 1 tranche
Title: Floating Rate Notes due 2009
Ranking: Senior Notes
Aggregate Principal Amount: $1,000,000,000
Interest Rate: Three-month LIBOR, plus 0.30%
Maturity Date: June 19, 2009
Interest Payment Dates: Quarterly on each March 20, June 20, September 20 and December 20, commencing September 20, 2006, and on the Maturity Date.
Regular Record Dates: The tenth New York Business Day immediately preceding the related interest payment date
Listing Requirements: Listing of Floating Rate Notes on New York Stock Exchange
Public offering price: 100% of the principal amount, plus accrued interest, if any, from June 20, 2006
Purchase Price by Underwriters: 99.80%
Currency of Denomination: United States Dollars
Currency of Payment: United States Dollars
Form and Denomination: One or more global notes deposited with the Depository Trust Company; denominations of a minimum of $1,000 and integral multiples of $1,000 thereafter.
Redemption: (1) Optional redemption if Floating Rate Notes not listed 45 days prior to first Interest Payment Date, (2) optional redemption for taxation reasons and (3) optional make-whole redemption
Sinking Fund: None
Method of Payment: Fedwire — Same day funds
Other Terms: Additional terms are set forth in the Term Sheet attached as Schedule III hereto.

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Representatives: Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc.
     2. Fixed Rate Notes
Indenture: Indenture dated as of June 20, 2006 among the Company, the Guarantor and the Trustee; Five-Year Fixed Rate Note Supplemental Indenture, Ten-Year Fixed Rate Note Supplemental Indenture and Thirty-Year Fixed Rate Note Supplemental Indenture, each dated as of June 20, 2006 among the Company, the Guarantor and the Trustee.
Tranches: 3 tranches
Title: Fixed Rate Notes due 2011; Fixed Rate Notes due 2016; and Fixed Rate Notes due 2036
Ranking: Senior Notes
Aggregate Principal Amount: $1,000,000,000 Fixed Rate Notes due 2011; $1,250,000,000 Fixed Rate Notes due 2016; and $2,000,000,000 Fixed Rate Notes due 2036
Interest Rate: 5.984% for Fixed Rate Notes due 2011; 6.421% for Fixed Rate Notes due 2016; and 7.045% for Fixed Rate Notes due 2036
Maturity Date: June 20, 2011 for Fixed Rate Notes due 2011; June 20, 2016 for Fixed Rate Notes due 2016; and June 20, 2036 for Fixed Rate Notes due 2036
Interest Payment Dates: Semiannually on each June 20 and December 20, commencing December 20, 2006 and on the Maturity Date
Regular Record Dates: The tenth New York Business Day immediately preceding the related interest payment date
Listing Requirements: Listing of Fixed Rate Notes on New York Stock Exchange
Public offering price: 100% of the principal amount, plus accrued interest, if any, from June 20, 2006 for Fixed Rate Notes due 2011; 100% of the principal amount, plus accrued interest, if any, from June 20, 2006 for Fixed Rate Notes due 2016; and 100% of the principal amount, plus accrued interest, if any, from June 20, 2006 for Fixed Rate Notes due 2036
Purchase Price by Underwriters: 99.65% of the principal amount for Fixed Rate Notes due 2011; 99.55% of the principal amount for Fixed Rate Notes due 2016; and 99.125% of the principal amount for Fixed Rate Notes due 2036
Currency of Denomination: United States Dollars
Currency of Payment: United States Dollars
Form and Denomination: One or more global notes deposited with The Depository Trust Company; denominations of a minimum of $1,000 and integral multiples of $1,000 thereafter.

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Redemption: (1) Optional redemption if Fixed Rate Notes not listed 45 days prior to first Interest Payment Date, (2) optional redemption for taxation reasons and (3) optional make-whole redemption
Sinking Fund: None
Method of Payment: Fedwire — Same day funds
Other Terms: Additional terms are set forth in the Term Sheets attached as Schedule III hereto.
Representatives: Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc.
THE REPRESENTATIVES
Name and Addresses of the Representatives:
Citigroup Global Markets Inc.
388 Greenwich St.,
New York, New York 10013,
Attention: General Counsel
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, New York 10010,
Attention: Helena Willner
Deutsche Bank Securities Inc.
60 Wall Street,
2nd Floor,
New York, NY 10005,
Facsimile number: 212-797-2202,
Attention: Debt Capital Markets
Lehman Brothers Inc.,
745 Seventh Avenue,
New York, New York 10019,
Facsimile number: (212) 526-0943,
Attention: High Grade Fixed Income Syndicate
(with a copy to the General Counsel at the same address)
The Closing will take place at 12:00 noon London time, on June 20, 2006 at the London office of Davis Polk & Wardwell, 99 Gresham Street, London EC2V 7NG (the “Scheduled Closing Date”).

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     Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:

Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:

Name:
Title:

By:

Name:
Title:

LEHMAN BROTHERS INC.

By:

Name:
Title:

as Representatives for themselves and the other underwriters named in Schedule I attached hereto
The foregoing Amended and Restated
Underwriting Agreement is hereby
confirmed and accepted as of the date first
written above.

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TELEFÓNICA EMISIONES, S.A.U.

By:

Name:
Title:

TELEFÓNICA, S.A.

By:

Name:
Title:

The foregoing Amended and Restated Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

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SCHEDULE I

		Principal	Principal	Principal
	Principal	Amount of	Amount of	Amount of
	Amount of	Five-Year	Ten-Year	Thirty-Year
	Floating Rate	Fixed Rate	Fixed Rate	Fixed Rate
Underwriters	Notes	Notes	Notes	Notes
	(All amounts expressed in United States Dollars)
Citigroup Global Markets Inc.	230,000,000	230,000,000	287,500,000	460,000,000
Credit Suisse Securities (USA) LLC	230,000,000	230,000,000	287,500,000	460,000,000
Deutsche Bank Securities Inc.	230,000,000	230,000,000	287,500,000	460,000,000
Lehman Brothers Inc.	230,000,000	230,000,000	287,500,000	460,000,000
Calyon	10,000,000	10,000,000	12,500,000	20,000,000
Commerzbank Capital Markets Corp.	10,000,000	10,000,000	12,500,000	20,000,000
Goldman Sachs & Co.	10,000,000	10,000,000	12,500,000	20,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,000,000	10,000,000	12,500,000	20,000,000
Santander Investment Securities Inc.	10,000,000	10,000,000	12,500,000	20,000,000
Banca IMI S.p.A.	10,000,000	10,000,000	12,500,000	20,000,000
UBS Securities LLC	10,000,000	10,000,000	12,500,000	20,000,000
West LB AG	10,000,000	10,000,000	12,500,000	20,000,000
TOTAL	1,000,000,000	1,000,000,000	1,250,000,000	2,000,000,000

I-1

SCHEDULE II
Issuer Free Writing Prospectus: The only free writing prospectuses are identified below and attached to Schedule III.

Number		Date
1.	The Term Sheet for Floating Rate Notes
	attached to Schedule III	June 9, 2006
2.	The Term Sheet for Five-Year Fixed Rate Notes
	attached to Schedule III	June 9, 2006
3.	The Term Sheet for Ten-Year Fixed Rate Notes
	attached to Schedule III	June 9, 2006
4.	The Term Sheet for Thirty-Year Fixed Rate Notes
	attached to Schedule III	June 9, 2006
5.	The Telefónica Roadshow presentation	June 7, 2006

II-1

SCHEDULE III
Issuer Free Writing Prospectuses
Exhibit 1 to Schedule III
Filed Pursuant to Rule 433
Registration Statement No. 333-133251
June 9, 2006
FINAL TERM SHEET
TELEFÓNICA EMISIONES, S.A.U.
FLOATING RATE NOTES TERMS AND CONDITIONS
This Free Writing Prospectus relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated June 6, 2006 and the Prospectus dated April 12, 2006 relating to these securities.

Issuer:	Telefónica Emisiones, S.A.U.
Guarantor:	Telefónica, S.A.
Ratings:	Baa1 negative outlook/BBB+ negative outlook/BBB+ stable outlook (Moody’s/S&P/Fitch)

Principal Amount:	$1,000,000,000
Security Type:	Senior Notes
Form of Issuance:	SEC Registered
Issue Price:	100% of principal amount
Settlement Date:	June 20, 2006
Maturity Date:	June 19, 2009
CUSIP/ISIN:	87938WAD5 / US87938WAD56
Coupon:	Three-month LIBOR Telerate plus 0.30%
Interest Payment Dates:	March 20, June 20, September 20 and December 20 of each year, commencing on
September 20, 2006, to the Maturity Date and on the Maturity Date (short final coupon)
First Interest Payment Date:	September 20, 2006
Day Count Convention/ Business Day Convention:	Actual/360; Modified Following, Adjusted
Redemption Provisions:
Tax call:	Optional redemption for taxation reasons, on September 20, 2006 and each Interest
Payment Date thereafter at 100% of principal and accrued interest
Make-whole call:	Optional redemption, at any time, at the greater of (x) 100% of principal and accrued interest and (y) sum of the present values of the remaining payments of principal and interest discounted at a discount rate of three-month LIBOR minus 12.5 basis points
Listing call:	Optional redemption, if Notes are not listed on an OECD exchange 45 days prior to first Interest Payment Date at 100% of principal and accrued interest

III-1

Taxation:	Withholding tax applies subject to compliance with Beneficial Owner identification procedures and satisfaction of all other conditions for exemption from applicable withholding taxes
Denominations: Minimum of $1,000 with increments of $1,000 thereafter.
Minimum Initial Purchase Amount:	$75,000
Listing:	New York Stock Exchange
Underwriters:	Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc. (joint bookrunning lead managers)
Other underwriters:	Banco Bilbao Vizcaya Argentaria, S.A., Calyon, Caja de Ahorros y Pensiones de Barcelona, Commerzbank Capital Markets Corp., Goldman Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Santander Investment Securities Inc., Banca IMI S.p.A., UBS Securities LLC, West LB AG (co-managers)
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Citigroup Global Markets Inc. by calling 1- 877-858-5407, from Credit Suisse Securities (USA) LLC by calling 1-800-221-1037, from Deutsche Bank Securities Inc. by calling 1-800-503-4611 and from Lehman Brothers Inc. by calling 1-888-603-5847.

III-2

Exhibit 2 to Schedule III
Filed Pursuant to Rule 433
Registration Statement No. 333-133251
June 9, 2006
FINAL TERM SHEET
TELEFÓNICA EMISIONES, S.A.U.
FIVE-YEAR FIXED RATE NOTES TERMS AND CONDITIONS
This Free Writing Prospectus relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated June 6, 2006 and the Prospectus dated April 12, 2006 relating to these securities.

Issuer:	Telefónica Emisiones, S.A.U.
Guarantor:	Telefónica, S.A.
Ratings:	Baa1 negative outlook/BBB+ negative outlook/BBB+ stable outlook (Moody’s/S&P/Fitch)

Principal Amount:	$1,000,000,000
Security Type:	Senior Notes
Form of Issuance:	SEC Registered
Issue Price:	100% of principal amount
Settlement Date:	June 20, 2006
Maturity Date:	June 20, 2011
CUSIP/ISIN:	87938WAA1 / US87938WAA18
Coupon:	5.984%
Benchmark Treasury:	4.875% due May 31, 2011
Spread to Benchmark:	105 basis points (1.05%)
Treasury Strike:	4.934%
All-in Yield:	6.066%
Interest Payment Dates:	June 20 and December 20, commencing on December 20, 2006

First Interest Payment Date:	December 20, 2006
Day Count Convention/Business Day Convention:	30/360; Following, Unadjusted
Redemption Provisions:
Tax call:	Optional redemption for taxation reasons, on September 20, 2006 and each Interest Payment Date thereafter at 100% of principal and accrued interest
Make-whole call:	Optional redemption, at any time, at the greater of (x) 100% of principal and accrued interest and (y) sum of the present values of the remaining payments of principal and interest discounted at a discount rate of Treasury plus 20 basis points
Listing call:	Optional redemption, if Notes are not listed on an OECD exchange 45 days prior to first Interest Payment Date at 100% of principal and accrued interest
Taxation:	Withholding tax applies subject to compliance with Beneficial Owner identification procedures and

III-3

satisfaction of all other conditions for exemption from applicable withholding taxes
Denominations:	Minimum of $1,000 with increments of $1,000 thereafter.

Minimum Initial Purchase Amount:	$75,000
Listing:	New York Stock Exchange
Underwriters:	Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc. (joint bookrunning lead managers)
Other underwriters:	Banco Bilbao Vizcaya Argentaria, S.A., Calyon, Caja de Ahorros y Pensiones de Barcelona, Commerzbank Capital Markets Corp., Goldman Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Santander Investment Securities Inc., Banca IMI S.p.A., UBS Securities LLC, West LB AG (co-managers)
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Citigroup Global Markets Inc. by calling 1- 877-858-5407, from Credit Suisse Securities (USA) LLC by calling 1-800-221-1037, from Deutsche Bank Securities Inc. by calling 1-800-503-4611 and from Lehman Brothers Inc. by calling 1-888-603-5847.

III-4

Exhibit 3 to Schedule III
Filed Pursuant to Rule 433
Registration Statement No. 333-133251
June 9, 2006
FINAL TERM SHEET
TELEFÓNICA EMISIONES, S.A.U.
TEN-YEAR FIXED RATE NOTES TERMS AND CONDITIONS
This Free Writing Prospectus relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated June 6, 2006 and the Prospectus dated April 12, 2006 relating to these securities.

Issuer:	Telefónica Emisiones, S.A.U.
Guarantor:	Telefónica, S.A.
Ratings:	Baa1 negative outlook/BBB+ negative outlook/BBB+ stable outlook (Moody’s/S&P/Fitch)

Principal Amount:	$1,250,000,000
Security Type:	Senior Notes
Form of Issuance:	SEC Registered
Issue Price:	100% of principal amount
Settlement Date:	June 20, 2006
Maturity Date:	June 20, 2016
CUSIP/ISIN:	87938WAB9 / US87938WAB9
Coupon:	6.421%
Benchmark Treasury:	5.125% due May 15, 2016
Spread to Benchmark:	145 basis points (1.45%)
Treasury Strike:	4.971%
All-in Yield:	6.483%
Interest Payment Dates:	June 20 and December 20, commencing on December 20, 2006

First Interest Payment Date:	December 20, 2006
Day Count Convention/Business Day Convention:	30/360; Following, Unadjusted
Redemption Provisions:
Tax call:	Optional redemption for taxation reasons, on September 20, 2006 and each Interest Payment Date thereafter at 100% of principal and accrued interest
Make-whole call:	Optional redemption, at any time, at the greater of (x) 100% of principal and accrued interest and (y) sum of the present values of the remaining payments of principal and interest discounted at a discount rate of Treasury plus 25 basis points
Listing call:	Optional redemption, if Notes are not listed on an OECD exchange 45 days prior to first Interest Payment Date at 100% of principal and accrued interest
Taxation:	Withholding tax applies subject to compliance with Beneficial Owner identification procedures and

III-5

satisfaction of all other conditions for exemption from applicable withholding taxes
Denominations:	Minimum of $1,000 with increments of $1,000 thereafter.

Minimum Initial Purchase Amount:	$75,000
Listing:	New York Stock Exchange
Underwriters:	Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc. (joint bookrunning lead managers)
Other underwriters:	Banco Bilbao Vizcaya Argentaria, S.A., Calyon, Caja de Ahorros y Pensiones de Barcelona, Commerzbank Capital Markets Corp., Goldman Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Santander Investment Securities Inc., Banca IMI S.p.A., UBS Securities LLC, West LB AG (co-managers)
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Citigroup Global Markets Inc. by calling 1- 877-858-5407, from Credit Suisse Securities (USA) LLC by calling 1-800-221-1037, from Deutsche Bank Securities Inc. by calling 1-800-503-4611 and from Lehman Brothers Inc. by calling 1-888-603-5847.

III-6

Exhibit 4 to Schedule III
Filed Pursuant to Rule 433
Registration Statement No. 333-133251
June 9, 2006
FINAL TERM SHEET
TELEFÓNICA EMISIONES, S.A.U.
THIRTY-YEAR FIXED RATE NOTES TERMS AND CONDITIONS
This Free Writing Prospectus relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated June 6, 2006 and the Prospectus dated April 12, 2006 relating to these securities.

Issuer:	Telefónica Emisiones, S.A.U.
Guarantor:	Telefónica, S.A.
Ratings:	Baa1 negative outlook/BBB+ negative outlook/BBB+ stable outlook (Moody’s/S&P/Fitch)

Principal Amount:	$2,000,000,000
Security Type:	Senior Notes
Form of Issuance:	SEC Registered
Issue Price:	100% of principal amount
Settlement Date:	June 20, 2006
Maturity Date:	June 20, 2036
CUSIP/ISIN:	87938WAC7 / US87938WAC73
Coupon:	7.045%
Benchmark Treasury:	5.375% due February 15, 2031
Spread to Benchmark:	195 basis points (1.95%)
Treasury Strike:	5.095%
All-in Yield:	7.116%
Interest Payment Dates:	June 20 and December 20, commencing on December 20, 2006

First Interest Payment Date:	December 20, 2006
Day Count Convention/Business Day Convention:	30/360; Following, Unadjusted
Redemption Provisions:
Tax call:	Optional redemption for taxation reasons, on September 20, 2006 and each Interest Payment Date thereafter at 100% of principal and accrued interest
Make-whole call:	Optional redemption, at any time, at the greater of (x) 100% of principal and accrued interest and (y) sum of the present values of the remaining payments of principal and interest discounted at a discount rate of Treasury plus 35 basis points
Listing call:	Optional redemption, if Notes are not listed on an OECD exchange 45 days prior to first Interest Payment Date at 100% of principal and accrued interest
Taxation:	Withholding tax applies subject to compliance with Beneficial Owner identification procedures and

III-7

satisfaction of all other conditions for exemption from applicable withholding taxes
Denominations:	Minimum of $1,000 with increments of $1,000 thereafter.

Minimum Initial Purchase Amount:	$75,000
Listing:	New York Stock Exchange
Underwriters:	Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc. (joint bookrunning lead managers)
Other underwriters:	Banco Bilbao Vizcaya Argentaria, S.A., Calyon, Caja de Ahorros y Pensiones de Barcelona, Commerzbank Capital Markets Corp., Goldman Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Santander Investment Securities Inc., Banca IMI S.p.A., UBS Securities LLC, West LB AG (co-managers)
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Citigroup Global Markets Inc. by calling 1- 877-858-5407, from Credit Suisse Securities (USA) LLC by calling 1-800-221-1037, from Deutsche Bank Securities Inc. by calling 1-800-503-4611 and from Lehman Brothers Inc. by calling 1-888-603-5847.

III-8

Exhibit 5 to Schedule III
Telefónica Roadshow Presentation

III-9

SCHEDULE IV
June 20, 2006
Telefónica, S.A.
Telefónica Emisiones, S.A.U.

c/o	Telefónica, S.A.
GranVía, 28, planta 3
28013 Madrid
Kingdom of Spain

Re:	Preliminary Prospectus Supplement dated June 6, 2006, Term Sheets dated June 9, 2006 (the Preliminary Prospectus Supplement and the Term Sheets, together the “Disclosure Package”) and Prospectus Supplement dated June [12], 2006, of Telefónica, S.A. (the “Prospectus Supplement”)
Ladies and Gentlemen:
This will confirm that the following information appearing in the above-mentioned Disclosure Package and Prospectus Supplement relating to the Floating Rate Notes Due 2009, the Fixed Rate Notes Due 2011, the Fixed Rate Notes Due 2016 and the Fixed Rate Notes Due 2036 issued by Telefónica Emisiones, S.A.U. and unconditionally and irrevocably guaranteed by Telefónica, S.A., has been furnished by the Underwriters for use therein:
1.	The names of the Underwriters appearing on the cover page and in the “Underwriting” section of the Preliminary Prospectus Supplement and the Prospectus Supplement and the names of the Underwriters appearing in the Term Sheets.

IV-1

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By: Citigroup Global Markets Inc.

Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By: Credit Suisse Securities (USA) LLC

Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By: Deutsche Bank Securities Inc.

Name:
Title:

LEHMAN BROTHERS INC.

By: Lehman Brothers Inc.

Name:
Title:

IV-2

EXHIBIT A
FORM OF OPINION OF GENERAL COUNSEL OF TELEFÓNICA
June 20, 2006

To:	The several Underwriters named in the Underwriting Agreement referred to below
% Lehman Brothers Inc.
745 Seventh Ave.
New York, NY 10010
USA
     Re: Telefónica, S.A. 2006 SEC-Registered Debt Offering
     Ladies and Gentlemen,
     I am Ramiro Sánchez de Lerín García-Ovies, General Counsel of Telefónica, S.A., a stock corporation (sociedad anónima) organized under the laws of the Kingdom of Spain (the “Guarantor”), and in that capacity I am familiar with the legal affairs of the Guarantor and its subsidiaries. This opinion is delivered to you in connection with the issuance by Telefónica Emisiones, S.A.U. (the “Company”), a stock corporation with a single shareholder (sociedad anónima unipersonal) organized under the laws of the Kingdom of Spain and a wholly-owned subsidiary of the Guarantor, of $1,000,000,000 aggregate principal amount of its Floating Rate Notes due 2009 (the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of its Fixed Rate Notes due 2011 (the “Five-Year Fixed Rate Notes”), $1,250,000,000 aggregate principal amount of its Fixed Rate Notes due 2016 (the “Ten-Year Fixed Rate Notes”) and $2,000,000,000 aggregate principal amount of its Fixed Rate Notes due 2036 (the “Thirty-Year Fixed Rate Notes” and together with the Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes, the “Fixed Rate Notes” and such Fixed Rate Notes together with the Floating Rate Notes, the “Notes”). The Notes will be unconditionally guaranteed pursuant to the guarantees (the “Guarantees”) as to payment of principal, interest and premiums, if any, by the Guarantor. Pursuant to the Underwriting Agreement dated June 9, 2006 (the “Underwriting Agreement”) between you, the Guarantor and the Company, you have agreed to purchase of procure purchasers for the Notes to be issued pursuant to the Indenture between the Company, the Guarantor and J.P. Morgan Chase, as Trustee, dated on or about June 20, 2006, as supplemented by a supplemental floating rate note indenture dated as of June 20, 2006, pursuant to which the Floating Rate Notes will be issued, a supplemental five-year fixed rate note indenture dated as of June 20, 2006, pursuant to which the Five-Year Fixed Rate Notes will be issued, a supplemental ten-year fixed rate note indenture dated as of June 20, 2006, pursuant to which the Ten-Year Fixed Rate Notes will be issued and a supplemental thirty-year fixed rate note indenture dated as of June 20, 2006, pursuant to which the Thirty-Year Fixed Rate Notes will be issued (the indenture and the supplemental indentures, collectively the “Indentures”). This opinion is delivered to you pursuant to

Section 2(b) of the Underwriting Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.
     In rendering the opinions expressed herein, I, or members of my staff upon whom I am relying, have examined originals or copies, certified or otherwise identified to my or their satisfaction, of such documents, corporate records and other instruments as I or they have deemed necessary or appropriate, including the following:
     (i) the Underwriting Agreement;
     (ii) the registration statement registered with the U.S. Securities and Exchange Commission (the “SEC”) dated April 12, 2006 with file number 333-133251 and the documents incorporated by reference therein (the “Registration Statement”)
     (iii) the Prospectus dated April 12, 2006 relating to the offering of debt securities of the Company included in the Registration Statement and the documents incorporated by reference therein (the “Prospectus”);
     (iv) the Preliminary Prospectus Supplement registered with the SEC dated June 6, 2006 relating to the offering of the Notes and the documents incorporated by reference therein (the “Preliminary Prospectus Supplement”);
     (v) a final term sheet dated June 9, 2006 (the “Final Term Sheet” and together with the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement, the “Disclosure Package”);
     (vi) the final Prospectus Supplement registered with the SEC dated June [12], 2006 relating to the offering of the Notes and the documents incorporated by reference therein (the “Prospectus Supplement”);
     (vii) the Guarantees;
     (viii) the Indentures;
     (ix) the global notes dated June 20, 2006 relating to the Notes (the “Global Notes”);
     (x) a copy of the public deed of issuance of the Notes (escritura de emisión) executed on June 16, 2006, before the Notary Public of Madrid Mr. [•] (the “Public Deed of Issuance”);
     (xi) A copy of the announcement related to the issuance of the Notes published in the Official Bulletin of the Mercantile Registry (Boletín Oficial del Registro Mercantil) on June [•], 2006.
     (xii) a copy of the Estatutos of the Guarantor;
     (xiii) a copy of the Estatutos of the Company;

     (xiv) a copy of the certificate of the minutes of the meeting of the Executive Committee of the Guarantor held on April 7, 2006 in relation to the issue of the Notes and the Guarantees;
     (xv) a copy of a certificate of the resolutions adopted by the Guarantor as sole shareholder of the Company on April 7, 2006, in relation to the issue of the Notes and a certificate of the minutes of the meeting of the Board of Directors of the Company held on [•], 2006; and
     (xvi) the Tax Certification Agency Agreement dated June 20, 2006 between the Company, the Guarantor, Acupay System LLC and the JPMorgan Chase Bank N.A., as Paying Agent (The “Acupay Agreement”).
     The Underwriting Agreement, the Guarantees, the Acupay Agreement and the Indentures are hereinafter collectively referred to as the “Documents”.
     The opinions set forth in this letter are based upon the following assumptions:
     (i) the genuineness of all signatures, stamps and seals, the conformity to the originals of all documents supplied to us as certified photostatic or faxed copies and the authenticity of the originals of such documents;
     (ii) that the Disclosure Package has been filed with the SEC, and the Documents and the Global Notes have been duly executed and delivered on behalf of each of other parties thereto (other than the Guarantor and the Company), in the respective forms examined by us;
     (iii) the due authorization, execution and delivery of the Documents and the Global Notes by each of the parties thereto (other than the Guarantor and the Company) and that the performance thereof is within the capacity and powers of each of the parties thereto (other than the Guarantor and the Company);
     (iv) the absence of any other arrangements between any of the parties to the Underwriting Agreement which modify or supersede any of the terms of the Underwriting Agreement; and
     (v) that the terms and conditions of the Notes, the Guarantees, the Indentures, the Acupay Agreement and the Underwriting Agreement, constitute legal, valid and binding obligations under the law of the State of New York by which they are expressed to be governed.
     Based on the foregoing, and such examination of law as I have deemed necessary, I am of the opinion that:
     (i) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a limited liability corporation (sociedad anónima) under the laws of the Kingdom of Spain with corporate power and all requisite authority under such laws to own, lease and operate its respective properties and conduct its respective businesses as described in the Disclosure Package.

     (ii) The Underwriting Agreement and the Indentures have been duly authorized, executed and delivered by the Guarantor and the Company.
     (iii) The Guarantor owns directly or indirectly all of the outstanding ordinary shares of the Company.
     (iv) No filing or registration of the Disclosure Package or any other prospectus or circular is necessary under Spanish law in connection with the issuance, sale or delivery of the Notes and the Guarantees.
     (v) Insofar as matters of Spanish law are concerned, the Disclosure Package has been duly authorized by and on behalf of the Company and the Guarantor.
     (vi) The statements made in the Guarantor’s Annual Report on Form 20-F for the year ended December 31, 2005, which is incorporated by reference in the Registration Statement, under the captions “Information on the Company – B. Business overview”, “Directors, Senior Management and Employees – B. Compensation”, “Directors, Senior Management and Employees – C. Board practices”, “Financial Information – Legal Proceedings”, “The Offer and Listing– C. Markets”, “Additional Information – B. Memorandum and Articles of Association”, “Additional Information – C. Material Contracts”, “Additional Information – D. Exchange Controls” and “Additional Information – E. Taxation” and the statements made in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Taxation—Spanish Tax Considerations”, to the extent that they relate to matters of Spanish law or taxation, are true and accurate and there are no facts the omission of which from such statements would make the same misleading in any material respect.
     (vii) Other than as set forth in the Registration Statement and the Disclosure Package, there are no actions, suits or governmental proceedings pending to which the Company, the Guarantor or any subsidiary of the Guarantor is a party or of which any asset of the Company, the Guarantor, or any subsidiary of the Guarantor is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or to impair the ability of the Company or the Guarantor to consummate the transactions contemplated hereby; and, to the best of my knowledge, no such actions, suits or proceedings are threatened or contemplated by any court or governmental, regulatory or stock exchange authority or any other party having jurisdiction over the (i) Company, (ii) the Guarantor or (iii) Telefónica de Espana, S.A., Telefónica Internacional, S.A., Telefónica Móviles, S.A., O2 plc (collectively, the “Material Subsidiaries” and each, a “Material Subsidiary”) or any of their respective assets, which could reasonably be expected to have a Material Adverse Effect.
     (viii) None of the Company, the Guarantor or any of the Material Subsidiaries is in violation of its articles of association or other governing documents or, to my knowledge, in default in the performance or observance of any obligation contained in any agreement or instrument to which it is a party or by which it or any of its assets are subject, which violation or default would have a Material Adverse Effect on the business or financial condition of the Guarantor, the Company or any of the Material Subsidiaries or impair the Guarantor’s ability to consummate the transactions contemplated in the Underwriting Agreement.

     (ix) Neither the sale of the Notes by the Company, the execution by the Guarantor and the Company of the Documents nor the consummation of any of the other transactions contemplated in the Documents and the Notes will conflict with, result in a breach of, or constitute a default under the by-laws of the Company, the Guarantor or any Material Subsidiary or the terms of any indenture or other agreement or instrument known to such counsel to which the Company, the Guarantor or any Material Subsidiary is a party or is bound, or any order or regulation known to such counsel to be applicable to the Company, the Guarantor or any Material Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, the Guarantor or any Material Subsidiary (except for such conflicts, breaches or defaults that would not have a Material Adverse Effect on the financial condition, earnings or business affairs of the Guarantor and its subsidiaries, considered as one enterprise).
     (x) The Company, the Guarantor and each of the Material Subsidiaries have all licenses, franchises, permits, authorizations, approvals, and orders from all governmental authorities, that are necessary to own or lease their properties and conduct their respective businesses and that are material to the Guarantor and its subsidiaries, taken as a whole (except for such licenses, franchises, permits, subsidiaries, orders and approvals the failure to obtain which will not have a Material Adverse Effect on the business or financial condition of the Guarantor and its subsidiaries, taken as a whole).
     (xi) The statements in the Registration Statements and the Disclosure Package relating to the ranking and the status of the Notes and the Guarantees, to the extent that they relate to matters of Spanish law, are true and accurate and there are no facts the omission of which from such statements would make the same misleading in any material respect.
     I am admitted to practice in the Kingdom of Spain only, and I express no opinion as to the laws of any other jurisdiction. This letter is furnished by me as General Counsel for the Guarantor and is solely for your benefit and may not be disclosed to or relied upon by anyone else without my written consent in each instance.
     Very truly yours,
     Ramiro Sánchez de Lerín García-Ovies

EXHIBIT B
FORM OF OPINIONS OF LEBOEUF LAMB GREENE & MACRAE
June 20, 2006

To:	The several Underwriters named in the Underwriting Agreement referred to below
% Lehman Brothers Inc.
745 Seventh Ave.
New York, NY 10010
USA
     Re: Telefónica, S.A.
Ladies and Gentlemen,
     We have acted as special United States counsel to Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of the Kingdom of Spain (the “Company”), and Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”), in connection with the issuance and sale by the Company (the “Offering”) of $1,000,000,000 aggregate principal amount of its Floating Rate Notes due 2009 (the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of its Fixed Rate Notes due 2011 (the “Five-Year Fixed Rate Notes”), $1,250,000,000 aggregate principal amount of its Fixed Rate Notes due 2016 (the “Ten-Year Fixed Rate Notes”) and $2,000,000,000 aggregate principal amount of its Fixed Rate Notes due 2036 (the “Thirty-Year Fixed Rate Notes” and together with the Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes, the “Fixed Rate Notes” and such Fixed Rate Notes together with the Floating Rate Notes, the “Notes”) pursuant to the terms of the Underwriting Agreement dated June 9, 2006 (the “Underwriting Agreement”) among the Company, the Guarantor and you and the other underwriters listed Schedule I to the Underwriting Agreement (collectively, the “Underwriters”). The Notes will be unconditionally guaranteed as to payment of principal, interest and any Additional Amounts (as such term is defined in the Underwriting Agreement), if any, by the Guarantor (the “Guarantee”). This letter is being delivered to you pursuant to Section 2(c) of the Underwriting Agreement.
     In connection with the opinions expressed below, we have examined: (i) the registration statement filed by the Company on Form F-3 (File No. 333-133251) on April 12, 2006 (together with the documents incorporated by reference therein and any amendments thereto, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder; (ii) the Company’s preliminary prospectus supplement dated June 6, 2006, relating to the Notes and the Guarantee, as filed in final form with the SEC on June 6, 2006 pursuant to Rule 424(b)(2) under the Act; (iii) the Company’s final prospectus supplement, relating to the Notes and the Guarantee, as filed in final form with the SEC on June [12], 2006 pursuant to Rule 424(b)(2) under the Act (such prospectus supplement, together with the base prospectus, which was filed with the SEC on April 12, 2006, including the documents incorporated by reference in the Registration Statement, the “Prospectus”), (iv) an executed copy of the Underwriting Agreement, (v) the indenture, dated as of June 20, 2006 (the “Base Indenture”), as supplemented by a supplemental floating rate note indenture dated as of June 20, 2006, pursuant to which the Floating Rate Notes will be issued, a supplemental five-year fixed rate note indenture dated as of June 20, 2006, pursuant to which the Five-Year Fixed Rate Notes will be issued, a supplemental ten-year fixed rate note indenture dated as of June 20, 2006, pursuant to which the Ten-Year Fixed Rate Notes will be issued and a supplemental thirty-year fixed rate note indenture dated as of June 20, 2006, pursuant to which the Thirty-Year Fixed Rate Notes will be issued (the Base Indenture and the supplemental indentures, collectively, the “Indenture”), (vi) the Guarantee and (vii) the Tax Certification Agency Agreement among the Company, the Guarantor and Acupay Systems LLC (the Tax Certification Agency Agreement, together with the Underwriting Agreement, the Guarantee and the Indenture, collectively, the “Agreements”). In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records, and we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions expressed in the numbered paragraphs below.
     In such examination, we have assumed, without inquiry, that (i) both the Company and the Guarantor have been duly organized and are validly existing under the laws of Spain and have full power, capacity and authority to make and perform their obligations under the Agreements, (ii) each of the Agreements have been duly authorized, executed and delivered by the Company and the Guarantor, as the case may be, under the laws of the Kingdom of Spain, (iii) each of the parties to the Agreements had the power and authority to execute, deliver and perform all of its obligations under the Agreements, (iv) each such party has duly authorized each of the Agreements by all requisite action and has duly executed and delivered each of the Agreements, (v) each of the Agreements represents the valid, binding and enforceable obligation of each party thereto other than the Company and the Guarantor, (vi) all natural persons have the requisite legal capacity, (vii) all signatures on all documents examined by us are genuine, (viii) all documents submitted to us as originals are authentic, (ix) the original documents of all documents submitted to us as copies conform to the originals thereof and (x) the originals of such latter documents are authentic. As to any facts material to our opinions, we have, when the relevant facts were not independently established, relied upon the aforesaid agreements (including the Agreements), instruments, certificates, documents and records and upon statements, representations, covenants and certificates of officers and representatives of the Company, the Guarantor and their subsidiaries and of public officials. Any use of an expression such as “known to us” or “to our knowledge” refers to the knowledge of attorneys of this firm who have worked on the Offering, following enquiry with other attorneys of this firm.
     We have assumed the conformity of the documents filed with the SEC via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies delivered to the Company and submitted for our examination.

     Based upon and subject to the foregoing, and subject to the further qualifications, assumptions and limitations set forth below, we are of the opinion that:
1.	To the extent that execution and delivery are matters of the law of the State of New York, the Agreements have been duly executed and delivered by the Company and the Guarantor.

2.	The Indenture has been duly qualified under the U.S. Trust Indenture Act of 1939 and constitutes the legal, valid and binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law); and, assuming the due authorization of the Notes, the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

3.	The Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

4.	The Tax Certification Agency Agreement constitutes the legal, valid and binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

5.	The Registration Statement and the Prospectus (except for the financial statements and notes thereto and the related statements, supporting schedules and other financial and statistical information included or referred to therein or omitted therefrom, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Act.

6.	To the extent that the laws of the State of New York are applicable, each of the Company and the Guarantor has, pursuant to Section 14 of the Standard Provisions attached and incorporated into the Underwriting Agreement (the “Standard Provisions”) and pursuant to Section 1.15 of the Base Indenture, validly submitted to the exclusive personal jurisdiction of any state or federal court in the Borough of Manhattan, the City of New York, New York in any suit, action or proceeding arising out of or based on the Underwriting Agreement or the transactions contemplated thereby and has duly appointed CT Corporation System as its authorized agent (the “Authorized Agent”) for the purpose described in Section 14 of the Standard Provisions; and service of process effected on the Authorized Agent in the manner set forth in Section 14 of the Standard Provisions will be effective to confer valid personal jurisdiction over the Company (i) assuming the validity of such appointment under the laws of the Kingdom of Spain and (ii) the due authorization, execution and delivery of the Underwriting Agreement by the Underwriters.

7.	Neither the execution, delivery and performance by the Company and the Guarantor of the Underwriting Agreement, nor the compliance by the Company and the Guarantor with all of the provisions thereof, nor the consummation of the transactions by the Company and the Guarantor contemplated thereby will breach or violate any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument of the Company or the Guarantor set forth on Schedule I hereto, any United States federal or New York state law, rule or regulation (other than any state securities Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters, as to which we express no opinion) or any order known to us of any United States federal or New York state governmental agency having jurisdiction over the Company or the Guarantor.

8.	No consent, approval, authorization or order of or qualification with any United States or the State of New York governmental body or agency that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Agreements is required to be made or obtained by the Company or the Guarantor for the consummation by the Company or the Guarantor of the transactions contemplated by the Underwriting Agreement and the Guarantor, except the registration under the Act of the Notes, and such consents, approvals, authorizations, registrations or qualifications (i) as have been obtained and (ii) as may be required under state securities or Blue Sky laws or in connection with the purchase and distribution of the Notes by the Underwriters (as to which we express no opinion).

9.	The statements relating to legal documents included in the Prospectus at 3:15 p.m. New York City time on June 9, 2006 under the caption “Description of the Notes”, insofar as such statements summarize provisions of the Indenture, the Guarantee and the Notes, fairly summarize in all material respects such legal documents as of such date and time.

10.	The statements set forth in the Prospectus under the caption “Taxation—Certain U.S. Federal Income Tax Considerations”, insofar as such statements purport to describe the provisions of, the federal income tax laws of the United States, fairly summarize such laws in all material respects.

11.	Neither the Company nor the Guarantor is and, after giving effect to the Offering pursuant to the terms of the Underwriting Agreement and application of the net proceeds from the Offering as described in the Prospectus under the caption “Use of Proceeds”, neither will be required to register as an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.

12.	Each of the Registration Statement, as of its effective date, and the Prospectus, as of its date (other than the financial statements and the notes thereto and related statements, supporting schedules and other financial and statistical information included, referred to or incorporated by reference therein, or omitted therefrom, as to which we express no opinion), appeared on its face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.
     In expressing the opinion in numbered paragraph 7 above, we do not express any opinion as to whether or not the execution, delivery or performance by the Company and the Guarantor of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of their respective subsidiaries.
     In expressing the opinion with respect to “Taxation—Certain U.S. Federal Income Tax Considerations” set forth in numbered paragraph 10 above, we have relied upon the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial decisions, rulings of the U.S. Internal Revenue Service and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that such Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, perhaps with retroactive effect. A material change in any of the laws, regulations, decisions, interpretations or authorities upon which our opinion is based could affect such opinion.
     In expressing the opinion in numbered paragraph 12, we necessarily assume the correctness and completeness of the statements made by the Company and the Guarantor in the Registration Statement and the Prospectus and assume no responsibility therefor, except to the extent set forth in numbered paragraphs 9 and 10.
     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, and the federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the Kingdom of Spain, the United Kingdom or any other jurisdictions. We express no opinion as to any provisions of the Underwriting Agreement insofar as they relate to the subject matter jurisdiction of any courts to adjudicate any controversy relating to the Underwriting Agreement.

     We are furnishing this letter to you solely for your benefit in connection with the Offering. This letter is not to be used, circulated, quoted, referred to, delivered to or relied upon in any manner, for any other purpose, by any other person or entity, including, without limitation, anyone who purchases Notes from any of you, or in connection with any other transaction, without our prior express written consent.
     Very truly yours,

SCHEDULE I
1.	the Underwriting Agreement

2.	the Indenture

3.	the Guarantee

4.	the Tax Certification Agency Agreement

5.	the Stock Purchase Agreement by and among Telefónica Móviles, S.A. and each of the entities listed on Schedule I thereto and BellSouth Corporation, dates as of March 5, 2004 and filed as Exhibit 4.5 to the Guarantor’s Form 20-F filed on July 9, 2004.

June 20, 2006

To:	The several Underwriters named in the Underwriting Agreement referred to below
% Lehman Brothers Inc.
745 Seventh Ave.
New York, NY 10010
USA
Ladies and Gentlemen,
     We have acted as special United States counsel to Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of the Kingdom of Spain (the “Company”), and Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”), in connection with the issuance and sale by the Company of $1,000,000,000 aggregate principal amount of its Floating Rate Notes due 2009 (the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of its Fixed Rate Notes due 2011 (the “Five-Year Fixed Rate Notes”), $1,250,000,000 aggregate principal amount of its Fixed Rate Notes due 2016 (the “Ten-Year Fixed Rate Notes”) and $2,000,000,000 aggregate principal amount of its Fixed Rate Notes due 2036 (the “Thirty-Year Fixed Rate Notes” and together with the Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes, the “Fixed Rate Notes” and such Fixed Rate Notes together with the Floating Rate Notes, the “Notes”) pursuant to the terms of the Underwriting Agreement dated June 9, 2006 (the “Underwriting Agreement”) among the Company, the Guarantor and you and the other underwriters listed Schedule I to the Underwriting Agreement (collectively, the “Underwriters”). The Notes will be unconditionally guaranteed as to payment of principal, interest and any Additional Amounts (as such term is defined in the Underwriting Agreement), if any, by the Guarantor (the “Guarantee”). This letter is being delivered to you pursuant to Section 2(c) of the Underwriting Agreement.
     In connection with this letter, we have reviewed: (i) the registration statement filed by the Company on Form F-3 (File No. 333-133251) on April 12, 2006 (together with the documents incorporated by reference therein and any amendments thereto and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended or supplemented (the “Act”), and the rules and regulations promulgated thereunder; (ii) the Company’s preliminary prospectus supplement dated June 6, 2006, relating to the Notes and the Guarantee (such preliminary prospectus supplement, together with the base prospectus dated April 12, 2006 (the “Base Prospectus”), including the documents incorporated by reference in the Registration Statement, the “Preliminary Prospectus”); (iii) the final term sheets dated June 9, 2006 (the “Final Term Sheets” and together with the Preliminary Prospectus, the “Disclosure Package”)and (iv) the Company’s final prospectus supplement, as filed with the SEC on June [12], 2006 pursuant to Rule 424(b)(2) under the Act, relating to the Notes (such final prospectus supplement, together with the Base Prospectus, including the documents incorporated by reference in the Registration Statement, the “Prospectus”).
     In the course of the preparation by the Company of the Disclosure Package and the Prospectus, we have participated in conferences with certain officers and employees of the Company and the Guarantor, with representatives of Ernst & Young S.L., public accountants for the Guarantor, and with representatives of and counsel for the Underwriters, at which conferences the contents of the Registration Statement, Preliminary Prospectus, the Final Term Sheets and the Prospectus and related matters were discussed and at which we reviewed certain corporate records, documents and proceedings. Certain of such corporate records and documents were governed by laws other than the United States federal securities laws and, accordingly, we necessarily relied upon directors, officers and employees of the Company and the Guarantor, counsel to the Company and the Guarantor in such jurisdictions and other persons in evaluating such records and documents. Although we have not undertaken to determine independently, do not express an opinion as to, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus, the Final Term Sheets or the Prospectus, except as stated expressly in paragraphs 8 and 9 of our opinion to you in a separate letter dated the date hereof, we advise you that based on our examination of the Registration Statement, the Preliminary Prospectus, the Final Term Sheets and the Prospectus and upon the above-described procedures, nothing has come to our attention that has caused us to believe that: (i) the Registration Statement, on the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of the time of the pricing of the offering of the Notes on June 9, 2006, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of June [12], 2006, contained, or, on the date hereof, contains an untrue statement of a material fact or omitted, or, on the date hereof, omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no view in any of clauses (i), (ii) or (iii) above with respect to the financial statements and the notes thereto and related statements, supporting schedules and other financial, accounting and related statistical information included, referred to or incorporated by reference therein or omitted therefrom.
     We are furnishing this letter to you solely for your benefit in connection with the offering of the Notes and the Guarantee. The views expressed in this letter are based on United States federal securities law. This letter is not to be used, circulated, quoted, referred to, delivered to or relied upon in any manner, for any other purpose, by any other person or entity, including, without limitation, anyone who purchases Notes from any of you, or in connection with any other transaction, without our prior express written consent.
     Very truly yours,

EXHIBIT C
FORM OF OPINION OF URÍA MENENDEZ
Madrid, June 20, 2006
Ladies and Gentlemen,
TELEFÓNICA EMISIONES, S.A.U.
US$1,000,000,000 Floating Rate Notes due 2009
US$1,000,000,000 Fixed Rate Notes due 2011
US$1,250,000,000 Fixed Rate Notes due 2016
US$2,000,000,000 Fixed Rate Notes due 2036
guaranteed by TELEFÓNICA, S.A.
     We have acted as Spanish counsel to TELEFÓNICA, S.A. (the “Guarantor”) in connection with the issuance by TELEFÓNICA EMISIONES, S.A.U. (the “Company”), for purposes, among others, of issuing a legal opinion addressed to you in connection with the issuance by the Company of US$1,000,000,000 aggregate principal amount of its Floating Rate Notes due 2009 (the “Floating Rate Notes”), US$1,000,000,000 aggregate principal amount of its Fixed Rate Notes due 2011 (the “Five-Year Fixed Rate Notes”), US$1,250,000,000 aggregate principal amount of its Fixed Rate Notes due 2016 (the “Ten-Year Fixed Rate Notes”) and US$2,000,000,000 aggregate principal amount of its Fixed Rate Notes due 2036 (the “Thirty-Year Fixed Rate Notes” and together with the Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes, the “Fixed Rate Notes” and such Fixed Rate Notes together with the Floating Rate Notes, the “Notes”). The Notes will be unconditionally guaranteed (the “Guarantees”) by the Guarantor. We have taken instructions solely from the Company and the Guarantor.
     This opinion letter is being furnished pursuant to paragraph (d) of Clause 2 of the Underwriting Agreement dated as of June 9, 2006, among the Company and the Guarantor, on the one hand, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc. (the “Underwriters”), on the other hand (the “Underwriting Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.
     I. Documents examined
     In arriving at the opinions expressed below, we have reviewed the following documents:
     (a) A copy of the Underwriting Agreement.
     (b) A copy of the global notes dated June 20, 2006 evidencing the Notes and the Guarantees.

     (c) A copy of the public deed of issue of the Notes (escritura de emisión) executed on June 16, 2006, before the Notary Public of Madrid Mr. [•] (the “Public Deed of Issuance”).
     (d) A copy of the announcement related to the issue of the Notes published in the Official Bulletin of the Mercantile Registry (Boletín Oficial del Registro Mercantil) on June [•], 2006.
     (e) A copy of the Registration Statement on form F-3 registered with the United States Securities and Exchange Commission (including the base prospectus attached thereto) dated April 12, 2006, with file number 333-133251 (the “F-3”).
     (f) A copy of the preliminary prospectus supplement dated June 6, 2006, filed with the United States Securities and Exchange Commission on June 6, 2006 (the “Preliminary Prospectus Supplement”).
     (g) A copy of the final term sheets (one for each of the Floating Rate Notes, the Five-Year Fixed Rate Notes, the Ten-Year Fixed Rate Notes and the Thirty-Year Fixed Rate Notes), dated June 9, 2006;
     (h) A copy of the final prospectus supplement relating to the offering of the Notes filed with the United States Securities and Exchange Commission on June [12], 2006 (the “Prospectus Supplement”);
     (i) A copy of the indenture dated as of June 20, 2006, among the Company, the Guarantor and JPMORGAN CHASE BANK, N.A. (the “Indenture”).
     (j) A copy of the supplemental indentures, one with respect to the Floating Rate Notes, one with respect to the Five-Year Fixed Rate Notes, one with respect to the Ten-Year Fixed Rate Notes and one with respect to the Thirty-Year Fixed Rate Notes, each dated as of June 20, 2006, among the Company, the Guarantor and JPMORGAN CHASE BANK, N.A. (collectively, the “Supplemental Indentures”).
     (k) A copy of the tax certification agency agreement dated as of June 20, 2006, among the Company, the Guarantor and ACUPAY SYSTEM LLC (“Acupay”) (the “Tax Certification Agency Agreement”).
     (l) A copy of the by-laws (estatutos) of the Guarantor, as publicly available at the Web page of the Guarantor (www.telefonica.com) on April 11, 2006.
     (m) A certification related to the Company issued by the Mercantile Registry of Madrid on March 10, 2006.
     (n) Copies of forms PE-1 (declaración de préstamos y créditos exteriores), one with respect to the Floating Rate Notes, one with respect to the Five-Year Fixed Rate Notes, one with respect to the Ten-Year Fixed Rate Notes and one with respect to the Thirty-Year Fixed Rate Notes, each dated [•], 2006.
     (o) A copy of a certification of the resolutions approved by the Executive Committee of the Guarantor held on April 7, 2006 in relation to the issue of the Notes and the Guarantees.

     (p) A copy of a certification of the resolutions adopted by the Guarantor as sole shareholder of the Company on April 7, 2006, in relation to the issue of the Notes.
     The Underwriting Agreement, the Indenture, the Supplemental Indentures, the Tax Certification Agency Agreement, the Notes and the Guarantees will be hereinafter collectively referred to as the “Documents”.
     II. Assumptions
     In rendering the opinions expressed below, we have assumed:
     (a) The genuineness of all signatures appearing in the documents which, or copies of which, we have examined.
     (b) The authenticity and completeness of all documents submitted to us as originals and the conformity to the originals and completeness of all documents submitted to us as copies.
     (c) The power and authority to execute of, and the due execution by, all parties to the Documents (other than the Guarantor and the Company) and that such execution will bind such parties and that the performance thereof is within the capacity and powers of each of the parties thereto (other than the Guarantor and the Company).
     (d) That each of the parties to the Documents (other than the Guarantor and the Company) is duly incorporated and validly existing under the laws of the country of incorporation.
     (e) That the Documents have been executed and delivered, by Mr. Santiago Fernández Valbuena, Mr. Miguel Escrig Meliá, Mr. Juan José Gómez Miguelañez or Mr. Eduardo Alvarez Gómez on behalf of the Guarantor and by Mr. Juan José Gómez Migueláñez or Mr. Miguel Escrig Meliá, Joint and Several Directors of the Company (Administradores Solidarios) on behalf of the Company, and by each of the other parties thereto, in forms conforming to the final drafts reviewed by us.
     (f) That all the documents that should have been filed with the Mercantile Registry of Madrid by the Company have been filed at the date of our search and that a search in respect of matters which are stated therein since the date of our search would not reveal any circumstances or the filing of documents which would affect the conclusions reached herein and that the content of the certification issued by the Mercantile Registry of Madrid on March 10, 2006, accurately reflects the entries held at such Registry in relation to the Company.
     (g) That there are no contractual or similar restrictions binding on any person which would affect the conclusions of this opinion resulting from any agreement or arrangement not being a document specifically examined by us for purposes of this opinion and there are no arrangements between any of the parties to the Documents which modify or supersede any of the terms thereof.
     (h) That there are no decisions or resolutions adopted or passed by the corporate bodies of the Company or the Guarantor revoking or amending the decisions and resolutions referred to in paragraph I.(o) and I.(p) above, and that the by-laws (estatutos) of the

Guarantor and the Company and the Public Deed of Issuance which have been reviewed by us are those in force as of the date hereof.
     (i) That the Documents are legal, valid, binding and enforceable under the laws of the state of New York, and that insofar as any obligation under the Documents, the F-3 and the Prospectus Supplement is to be performed in, or is otherwise subject to the laws of, any jurisdiction other than Spain, will not be illegal or ineffective by virtue of any law of, or contrary to public policy in, that jurisdiction.
     (j) That there are no matters or events of a factual nature not disclosed to us which would affect the conclusions herein.
     (k) That all the voting rights of the Company belong to the Guarantor and that the exclusive activity of the Company is the issuance of debt and other financial instruments.
     (l) That the proceeds of the issuance of the Notes, net of management and issuance costs, will be permanently deposited with the Guarantor or a company of its consolidated group which could use the proceeds for the general corporate purposes of the group.
     (m) That the obligations of the Guarantor under the Guarantees constitute, under the laws of the state of New York, an irrevocable and unconditional guarantee of the Guarantor, and under the Guarantees the holders of the Notes may enforce the guarantees directly against the Guarantor, the obligations of the Guarantor are independent of the obligations of the Company and the Guarantor shall be liable as principal and sole debtor (garantía solidaria e irrevocable).
     (n) That the Notes will be admitted to listing on an organized secondary market in an OECD country.
     As to matters of fact material to the opinions expressed below, we have, when relevant facts were not independently established by us, examined and relied upon certificates of officials and other representatives of the Guarantor and the Company.
     III. Spanish Law
     We do not represent ourselves to be familiar with the laws of any jurisdiction other than Spain as they stand at present and, therefore, we express no opinion on any question arising under any laws other than the laws of Spain as they stand at present. In giving this opinion we have assumed that such documents listed above, expressed to be governed by the laws of a country other than Spain constitute legal, valid, binding and enforceable obligations of the respective parties thereto under such laws.
     Our involvement in the transaction described herein has been limited to our role as Spanish counsel to the Company and the Guarantor and, as a consequence thereof, we assume no obligation to advise any other party to this transaction and, furthermore, we assume no obligation to advise either you or any other party of changes of law or facts that could occur after the date of the opinion, even though the change may affect the legal analysis or conclusions given in this opinion.

     Legal concepts are expressed in the documents in English terms and may not be identical or equivalent to those that exist under the laws of Spain. Therefore, this opinion may only be relied upon the express condition that the interpretation arising of this opinion is governed by Spanish law in a proceeding brought before a Spanish court.
     Non of the Civil Code, the Commercial Code, any Spanish regulation or Spanish case law specifically regulate, address or provide information with respect to a transaction where a Spanish sociedad anónima carries out an issuance of debt instruments in the United States registered under the United States Securities Act of 1933 and pursuant to an indenture qualified under the United States Trust Indenture Act of 1939. Thus, the opinions included in Section IV below are base on the existing opinions of scholars that have addressed such issues and on our interpretation of Spanish law. In addition, the Public Deed of Issuance has been registered with the Madrid Mercantile Registry and pursuant to Article 7 of the Mercantile Registry Regulations (Reglamento del Registro Mercantil) there is a presumption of validity of the content of the Mercantile Registry.
     IV. Opinion
     Based upon and subject to the foregoing, and subject to the further exceptions, limitations and qualifications set forth below, it is our opinion that:
     1. Each of the Company and the Guarantor has been duly incorporated and is validly existing as a sociedad anónima under the laws of the Kingdom of Spain.
     2. Each of the Company and the Guarantor has corporate power to own, lease and operate its properties and conduct its business.
     3. The Underwriting Agreement has been duly authorized, executed and delivered by the Guarantor and the Company.
     4. The Indenture and the Supplemental Indentures have been duly authorized, executed and delivered by the Guarantor and the Company.
     5. The Tax Certification Agency Agreement has been duly authorized, executed and delivered by the Guarantor and the Company.
     6. The Guarantees have been duly authorized, executed and delivered by the Guarantor and the Company.
     7. The Notes have been duly authorized, executed and delivered by the Guarantor and the Company.
     8. The choice of the laws of the State of New York as the governing law of the Documents is valid and shall be recognized and enforced by the Spanish courts. The effectiveness of this choice is subject to the laws of the State of New York being evidenced to the Spanish courts pursuant to Article 281 of the Civil Procedural Law.
     9. Save for (A) obtaining from the Bank of Spain the números de operación financiera (N.O.F.), which have been obtained and (B) the registration of the Public Deed of Issuance with the Mercantile Registry and the publication of the announcement related to the issue of the Notes in the Official Gazette of the Mercantile Registry, which have taken place, no consent, approval, authorization, order, regulation, qualification or clearance of or with any court or governmental agency or regulatory body in Spain having jurisdiction over the Company or the Guarantor and its subsidiaries or any of their properties or of any stock exchange authorities in Spain is required for (i) the valid authorization, execution and delivery of the Documents by the Company and the Guarantor, (ii) the issuance and delivery of the Notes or the sale of the Notes or to make interest and all other payments (including on maturity or early redemption) in United States dollars on the Notes, or (iii) for the consummation of the transactions contemplated hereby or thereby on the part of the Company or the Guarantor. This notwithstanding, once the Notes have been paid in full, this circumstance must be registered at the Mercantile Registry of the place where the Company is domiciled.
     10. Neither the sale of the Notes by the Company, the execution by the Guarantor and the Company of the Documents nor the consummation of any of the other transactions contemplated in the Documents and the Notes will conflict with, result in breach of, or constitute a default under the by-laws of the Guarantor or the Company, or any order or regulation known to us to be applicable to the Guarantor or the Company.
     11. The tax regime set forth in Additional Provision Two of Law 13/1985 of May 25 on investment ratios, own funds and information obligations of financial intermediaries (Ley 13/1985, de 25 de mayo, de coeficientes de inversión, recursos propios y obligaciones de información de los intermediarios financieros) (“Law 13/1985”), as amended by Law 19/2003 of July 4 on Foreign Capital Transfers and Financial Transactions and on Certain Measures to prevent money laundering (Ley 19/2003, de 4 de Julio, sobre el Régimen Jurídico de los Movimientos de Capitales y de las Transacciones Económicas con el Exterior y sobre determinadas medidas del blanqueo de capitales) (“Law 19/2003”) and Law 23/2005 of 18 November on Certain Tax Measures to promote the Productivity (Ley 23/2005, de 18 de noviembre, de reformas en materia tributaria para el impulso a la productividad) (“Law 23/2005”), will apply to the Notes.
     Law 13/1985 (as amended by Law 19/2003 and Law 23/2005) establishes rules governing the issuance of preference shares and other debt instruments by Spanish financial and non-financial entities, whether directly or through a group subsidiary incorporated either in Spain or in a European Union Member State (other than tax havens as defined in Royal Decree 1080/1991 of July 5, 1991).
     12. Under Law 13/1985 (as amended by Law 19/2003 and Law 23/2005), any payments in respect of the Notes made by the Company to a non-Spanish resident holder, who does not operate with respect to the Notes through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to Royal Legislative Decree 5/2004 of March 5, promulgating the consolidated text of the Non-Resident Income Tax Law (Real Decreto Legislativo 5/2004, de 5 de Marzo, por el que se aprueba el Texto Refundido de la Ley del Impuesto sobre la Renta de no Residentes) (the “NRIT Law”), and no withholding tax shall be required on such payments, except in the case of payments made to non-Spanish resident holders who are resident or nationals of, are located in, or obtain the income through, a tax haven territory (as defined in Royal Decree 1080/1991 of July 5, 1991) or who fail to comply with certain tax residency certification procedures, which will receive such payment subject to Spanish withholding tax currently at the rate of 15%.

     13. If the Notes are not listed on an organized secondary market in an OECD country on any Interest Payment Date (as defined in the Prospectus Supplement), Law 13/1985 (as amended by Law 19/2003 and Law 23/2005) will not apply to the Notes. In such case, any payments in respect of the Notes made by the Company to a non-Spanish resident holder, who does not operate with respect to the Notes through a permanent establishment in Spain, will be subject to withholding tax at the current rate of 15%, except in the case of payments made to non-Spanish resident holders who are (A) resident in a European Union Member State other than Spain, or a permanent establishment located in a European Union Member State of residents of other European Union Member States, provided that such holders (i) do not operate with respect to the Notes through a permanent establishment in Spain, and (ii) are not resident or nationals of, are not located in, nor obtain the income through, a tax haven territory (as defined in Royal Decree 1080/1991 of July 5, 1991); or (B) resident for tax purposes in a country which has entered into a convention for the avoidance of double taxation with Spain which provides for an exemption from Spanish tax or a reduced withholding tax rate with respect to interest payable to any beneficial owner of the Notes, and provided further that said holders deliver evidence of their tax residence in accordance with the Spanish tax law.
     14. Although no clear precedent, statement of law or regulation exists in relation hereto, in our opinion all payments made by the Guarantor to a non-Spanish resident holder under the Guarantees may be characterized as an indemnity and made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Spain or any political subdivision or authority thereof or therein having power to tax.
     However, in the event that the Spanish Tax Authorities were to take the view that the Guarantor had validly, legally and effectively assumed all the obligations of the Company under the Notes by way of subrogation, payments of interest in respect of the Guarantees would fall under the scope of Law 13/1985 (as amended by Law 19/2003 and Law 23/2005) and, therefore, the tax treatment applicable to such income will be that described in paragraph 12 above or, in the event that the Notes are not listed on an organized secondary market in an OECD country on any Interest Payment Date (as defined in the Prospectus Supplement), and consequently Law 13/1985 (as amended by Law 19/2003 and Law 23/2005) does not apply to the Notes such payments will be subject to the tax treatment described in paragraph 13 above.
     15. According to Law 13/1985 (as amended by Law 19/2003 and Law 23/2005), the issuance of the Notes by the Company will be subject to certain reporting requirements (which includes disclosure of the identities of the holders and the activities performed by the Company). These disclosure obligations have been developed by Royal Decree 2281/1998 of October 23, developing certain disclosure obligations to the tax authorities (Real Decreto 2281/1998, de 23 de octubre, por el que se desarrollan las disposiciones aplicables a determinadas obligaciones de suministro de información a la Administración Tributaria), as amended by Royal Decree 1778/2004 of July 30 establishing disclosure obligations in respect of preferred shares and other debt instruments and certain income obtained by individuals resident in the European Union (Real Decreto 1778/2004, de 30 de julio, por el que se establecen obligaciones de información respecto de las participaciones preferentes y otros instrumentos de deuda y de determinadas rentas obtenidas por personas físicas residentes en la Unión Europea).

     The Company, the Guarantor and the Paying Agent have agreed certain procedures with the relevant clearing system (i.e., the Depositary Trust Company or “DTC”) and with Acupay (as described under heading “Taxation – Spanish Tax Considerations – Evidencing of Beneficial Owner Residency in Connection with Interest Payments” of the Prospectus Supplement, and Annex A to the Prospectus Supplement) which, in our opinion, comply with the reporting requirements set forth by Law 13/1985 (as amended by Law 19/2003 and Law 23/2005), as developed by the aforementioned Royal Decree 2281/1998 (as amended by Royal Decree 1778/2004).
     16. No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the Kingdom of Spain or any political subdivision or taxing authority thereof or therein in connection with the sale of the Notes to the Underwriters in the manner contemplated hereby, or the resale and delivery of such Notes by the Underwriters in the manner contemplated in the Prospectus Supplement.
     17. Notes held by an individual not resident in Spain for tax purposes will not be subject to Wealth Tax in Spain, provided that income derived from the Notes is not subject to taxation in Spain in the terms described in paragraphs 11, 12, 14 and 15 above. Otherwise, individuals who are not resident in Spain for tax purposes will be subject to the Spanish Wealth Tax if (i) the Notes are located in Spain or (ii) the rights attaching to such Notes are exercisable within the Spanish territory, without prejudice to the provisions contained in any applicable convention for the avoidance of double taxation entered into by Spain and the country of residence of the holder of the Notes.
     18. Irrespective of the tax residence of a holder of Notes at the time of death or gift, the transfer of the Notes as a result thereof will not be subject to Inheritance and Gift Tax in Spain provided that the Notes are not located in Spain and the rights attaching to such Notes are not exercisable within the Spanish territory nor the heir or the beneficiary, as the case may be, is resident in Spain for tax purposes. Any holder of Notes will not be deemed to be resident, domiciled or carrying on business in Spain by reason only of holding such Notes.
     19. Spanish courts will determine the validity of the submission to exclusive jurisdiction contained in clause 14 of the Underwriting Agreement and clause 1.15 of the Indenture, in accordance with the laws of Spain although such agreements are subject to the laws of the State of New York law. In view of that, the submission contained in clause 14 of the Underwriting Agreement and clause 1.15 of the Indenture to any federal or state court in the Borough of Manhattan, the City of New York as the dispute resolution proceeding thereunder is valid and shall be recognized and enforced by the Spanish courts in any action or proceedings brought in relation thereto before them.
     20. A judgment duly rendered by the courts of New York, pursuant to a legal action instituted before such courts in connection with the Underwriting Agreement, the Indenture and the Supplemental Indentures would be enforceable in the competent courts of Spain, provided that prior to the time such New York court judgment is introduced into there is no material contradiction or incompatibility with a judgment rendered or judicial proceedings outstanding in Spain, in accordance with Article 523.2 and the Derogation Provision of the current Civil Procedural Law and subject to the former Civil Procedural Law of 1881 the substantive provisions of which are found in Articles 951 to 958, both inclusive. Such provisions and the case law set forth that any final judgment rendered outside Spain may be enforced in Spain in three different situations: (i) in the cases and in accordance with the provisions of any applicable treaty; (ii) in the absence of any such treaty, in case it is alleged and evidenced that the jurisdiction where the foreign judgment was given recognizes Spanish judgments on a reciprocal basis when the requirements established in such foreign jurisdiction for the recognition of Spanish judgments are complied with and provided that some minimal conditions are met (Spanish exclusive jurisdiction for certain matters, public policy and absence of contradiction with a previous Spanish judgment); and (iii) in the absence of an applicable treaty and when the reciprocity has not been alleged, in those cases in which the judgment given in the foreign jurisdiction complies with the requirements set forth in article 954 of the Civil Procedural Law of 1881 (which the case law identifies with the minimal conditions referred to above and include the regularity of the proceeding followed by the foreign court and the authenticity of the judgment). Since there is no applicable treaty between Spain and the United States, unless the conditions under (ii) above are met, the conditions referred to in (iii) above will have to be satisfied in order to enforce a judgment of a New York court in Spain.
     V. Qualifications to Opinion
     The opinions expressed above are subject to the following qualifications:
     (i) Our opinions expressed above are subject to the effects and result of the operations involved in any applicable bankruptcy, insolvency (concurso), moratorium or similar laws affecting creditors’ rights generally, as well as to any principles of public policy (orden público).
     (ii) Without prejudice to the general qualification set forth in the preceding paragraph, it is worth mentioning that the credit rights will be subordinated by law in the insolvency proceedings if they are held by creditors which are considered “especially related” to the insolvent debtor pursuant to article 92.5 of Law 22/2003, of 9 July 2003, on Insolvency (the “Insolvency Law”) (among others, because the creditor holds an interest in the insolvent debtor or is part of the same group, because the creditor is a director of the insolvent debtor or may be considered a “de facto” director thereof, or because the creditor is the assignee or successor of credit rights previously held by any of the foregoing).
     The credit classification provisions of the Insolvency Law have not yet been consistently construed by the Spanish courts and, therefore, it may not be fully discarded that, as a result of the application of article 87.6 of the Insolvency Law, the credit rights against the Company arising from the Notes are classified as subordinated obligations of the Company.
     (iii) The above references to the insolvency legislation may not be deemed exhaustive, there may be other rules which, in one way or the other, may also have an impact on the transaction analyzed.
     (iv) The term “enforceable” in this opinion means that the obligations assumed by the relevant party under the relevant documents are of a type that the Spanish courts would generally enforce. However, it does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, enforcement before the Spanish courts will be subject to the following:

     (a) a Spanish court may refuse to give effect to any provision of the Documents on the grounds that such provision conflicts with Spanish public policy (orden público).
     (b) the Spanish courts will apply the law subject to the equitable principles and may not grant enforcement in the event that they deem a right has not been exercised in good faith or that it has been exercised in abuse of right (abuso de derecho) and will not enforce an obligation in case of fraud;
     (c) a Spanish court may issue an award of damages where specific performance is deemed impracticable;
     (d) the validity and performance of contractual obligations may not be left at the discretion of one of the contracting parties as per Article 1,256 of the Civil Code;
     (e) a Spanish court may not enforce a contractual provision which requires any party thereto to pay any amounts on the grounds that such provision is a penalty within the meaning of Articles 1,152 et seq. of the Civil Code, which the court considers obviously excessive as a pre-estimate of damages; in this event the court may reduce the amount of the penalty; and
     (e) pursuant to Article 931 of the Commercial Code, no judicial or administrative action may interrupt the operation of a public service.
     (v) In Spanish Procedural law, the rules of evidence in any judicial proceeding cannot be modified by agreement between the parties and, consequently, any provisions of the Documents in which determinations, certificates, notifications, opinions or the like made by the parties are to be deemed conclusive in the absence of manifest error would not be upheld by a Spanish court. The assessment of any evidence provided in any judicial proceeding will correspond to the Spanish court. The admissibility of evidence or as supporting documentation before a Spanish court or authorities, of any document that is not in the Spanish language may be subject to the provision of an officially sworn translation into Spanish.
     (vi) The laws of the State of New York may not be applied by Spanish courts, pursuant to Articles 12.3 and 12.4 of the Civil Code and Article 16 of the Rome Convention on the law applicable to contractual obligations, if the Spanish courts determine that the choice in the Documents of the laws of the state of New York has been made with the intent of avoiding the application of mandatory Spanish laws or legal requirements or if the applicable laws of the State of New York were contrary to Spanish public policy.
     (vii) The Spanish courts have exclusive jurisdiction, inter alia, with respect to matters relating to the incorporation, validity, nullity and dissolution of companies or legal entities having their domicile in the Spanish territory, and to any decisions and resolutions of their corporate bodies, as well as with respect with the validity or nullity of any recordings with a Spanish registry, and the recognition and enforcement in Spain of any judgment or arbitration award obtained in a foreign country.
     (viii) Our opinion expressed in paragraph IV.15 above, has been issued under the assumption that the web-base system and the electronic telecommunications system that will be utilized by Acupay in the collection, confirming, transmission and filing of the Beneficial Owner information (the “Acupay System”) will function in a manner such that all of the

Beneficial Owner information entered in the Acupay system by participants in DTC, once reconciled and processed through both Acupay and DTC EDS system following the operational arrangements agreed by both parties, will coincide with the information contained in the paper copies of Annex I, II or III certifications duly signed by the relevant participants in DTC.
     This opinion letter is rendered to the addressees identified herein in connection with the above described transaction. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose and persons other than its addresses shall not make decisions based on the opinion letter or claim any liability for its content without our prior written consent.

TELEFÓNICA EMISIONES, S.A.U.
DEBT SECURITIES
unconditionally and irrevocably guaranteed
by
TELEFÓNICA, S.A.
UNDERWRITING AGREEMENT
STANDARD PROVISIONS
June 9, 2006
Ladies and Gentlemen:
     Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of The Kingdom of Spain (the “Company”), may from time to time enter into one or more underwriting agreements (each an “Underwriting Agreement”) that provide for the sale of certain of its securities specified in the particular Underwriting Agreement (the “Designated Securities”). The basic provisions set forth herein to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Designated Securities. Each Underwriting Agreement will be entered into, with such additions and deletions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the “Representative(s)”) for the particular issue of Designated Securities and will specify the underwriters participating in such offering (the “Underwriters”, which term shall include any Underwriter substituted pursuant to Section 15 hereof). Payment of principal and interest on the Designated Securities will be fully and unconditionally guaranteed by Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”) pursuant to the terms of guarantees to be dated as of the Closing Date (as defined below) (the “Guarantees”).
     The obligation of the Company to issue and sell any of the Designated Securities, the obligation of the Guarantor to guarantee the Designated Securities, and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” The obligations of the Underwriters under this Agreement shall be several and not joint. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.
     The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and in or pursuant to the applicable indenture (the “Indenture”) identified in the Underwriting Agreement. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

     1. Representations and Warranties.
     The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters named in the applicable Underwriting Agreement, as of the Applicable Time and as of the Closing Date, with respect to the Designated Securities as follows:
     (a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) in respect of the Designated Securities (File No. 333-133251) has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to the Representative(s) and, excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein, delivered to the Representative(s) for each of the other Underwriters became effective under the Securities Act upon filing; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement, the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date hereof, relating to the Designated Securities, is hereinafter called the “Basic Prospectus”; “Preliminary Prospectus” means the Basic Prospectus together with any preliminary prospectus (including any preliminary prospectus supplement) relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) of the rules and regulations (the “Rules and Regulations”) of the Commission under the Securities Act and provided to the Representative(s) for use by the Underwriters; “Registration Statement” means, collectively, the parts of such registration statement, including all exhibits thereto and any final prospectus supplement relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part thereof pursuant to Rule 430B of the Rules and Regulations, as amended as of the time of the most recent post-effective amendment thereto, if any, became or was deemed to have become effective under the Securities Act; “Prospectus” means the Basic Prospectus together with the prospectus (including any final prospectus supplement) relating to the Designated Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representative(s) for use by the Underwriters; “most recent Preliminary Prospectus” means the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations at or immediately prior to the Applicable Time (as hereinafter defined); “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) relating to the Designated Securities; and “Disclosure Package” means the most recent Preliminary Prospectus and any Issuer Free Writing Prospectus, issued at or prior to the Applicable Time (including the final term sheet or term sheets prepared pursuant to Section 5(a) below (the “Term Sheet(s)”) and attached to the applicable Underwriting Agreement, as such definition may be amended or supplemented by terms of the applicable Underwriting Agreement). “Applicable Time” is defined in the applicable Underwriting Agreement. Any references herein to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus. For purposes of Section l of this Agreement, all references to the Registration Statement, any post-effective amendments thereto and the Prospectus will be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).
     (b) (i) No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission; (ii) to the best knowledge of the Company and the Guarantor after due enquiry no proceeding for that purpose has been initiated or threatened by the Commission; (iii) no notice of objection of the Commission to the use of such registration statement and any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor; and (iv) no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. The Registration Statement conforms in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform in all material respects, to the requirements of the Securities Act and the Rules and Regulations; the Registration Statement and any post-effective amendments thereto do not and will not, as of the applicable effective date or dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of its date and as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty will not apply to (i) any statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company or to the Guarantor by any Underwriter through the Representative(s) expressly for inclusion therein, such information being that identified in each applicable Underwriting Agreement, or (ii) the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended, of the trustee.
     (c) There is no contract or document required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus which is not described or filed as required.
     (d) The Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty will not apply to any statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company or the Guarantor by any Underwriter through the Representative(s) expressly for use in the Disclosure Package, such information being that identified in each applicable Underwriting Agreement.
     (e) The Guarantor has been, since the initial filing of the Registration Statement, and is a “well-known seasoned issuer” and has not been, since the initial filing of the Registration Statement, and is not an “ineligible issuer” (as such terms are defined in Rule 405 of the Rules and Regulations).
     (f) Neither the Company nor the Guarantor has made or will make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus, unless such Issuer Free Writing Prospectus has been previously consented to by the Representative(s) and is substantially in form and substance as attached to the applicable Underwriting Agreement; the Company and the Guarantor will comply with the requirements of Rule 433 of the Rules and Regulations with respect to any such Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; any such Issuer Free Writing Prospectus will not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433 of the Rules and Regulations, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company and the Guarantor will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.
     (g) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus that were or hereafter are filed with or furnished to the Commission, at the time they were or hereafter are so filed or furnished, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
     (h) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a limited liability corporation (a sociedad anónima) under the laws of the Kingdom of Spain.
     (i) This Agreement, the tax certification agency agreement dated as of the Closing Date among the Company, the Guarantor and Acupay System LLC (the “Tax

Certification Agency Agreement”), the Indenture and the Guarantees have been duly authorized, executed and delivered by the Company and the Guarantor and constitute legal, binding and enforceable obligations of the Company and the Guarantor, as applicable, subject to all applicable laws affecting creditors’ rights generally in the event of insolvency (concurso), bankruptcy, winding-up, reorganization or liquidation of the Company or the Guarantor, as the case may be, or any equitable remedies.
     (j) The sole shareholder of the Company has duly delegated in favor of any of the joint and several directors (Administradores Solidarios) of the Company the capacity to authorize the issuance by the Company of the Designated Securities. The Designated Securities, when executed, authenticated and delivered in accordance with the Indenture, will constitute legal, valid, binding and enforceable obligations of the Company, as applicable, subject to all applicable laws affecting creditors’ rights generally in the event of insolvency (concurso), bankruptcy, winding-up, reorganization or liquidation of the Company.
     (k) The execution and delivery of this Agreement, the Tax Certification Agency Agreement, the Indenture and the Guarantees, and the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof do not conflict and will not result in a breach of any of the terms or provisions of, or constitute a default under, the constitutive documents of the Company or the Guarantor, as the case may be, the laws of the Kingdom of Spain or any indenture, trust deed, mortgage or other agreement or instrument to which the Company or the Guarantor, as the case may be, is a party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Company or the Guarantor, as the case may be, or its properties, except in any such case for any conflicts, breaches or defaults that would not have a material adverse effect on the financial position or prospects of the Guarantor and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).
     (l) Since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, the Guarantor or any of Telefónica de Espana, S.A., Telefónica Internacional, S.A., Telefónica Móviles, S.A. and O2 plc (the “Material Subsidiaries”) has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement, the Disclosure Package and the Prospectus and except any such loss or interference that would not result in a Material Adverse Effect.
     (m) All material authorizations, consents, approvals, filings, notifications and registrations required by the Company or the Guarantor, as the case may be, for or in connection with the performance by the Company or the Guarantor, as the case may be, of the obligations expressed to be undertaken by it herein have been obtained and are in full force and effect, or, as the case may be, have been effected, except (i) such as may be required by the securities, Blue Sky or similar laws of the various states of the United States in connection with the offer and sale of the Designated Securities, (ii) such approvals as have been requested or obtained, (iii) the publication of an announcement related to the issue of the Designated Securities in the Official Gazette of the Mercantile Registry (Boletin Oficial del Registro Mercantil), (iv) the registration of a public deed (escritura de emisión) related to the issue of the Designated Securities in the Mercantile Registry, (v) obtaining a número de operación financiera (N.O.F.) from the Bank of Spain and (vi) the registration with the Mercantile Registry of the fact that the Designated Securities have been paid out.
     (n) Neither the Company, the Guarantor, nor any person that is controlled by the Company or the Guarantor, as the case may be, nor any person acting on its or their behalf, except for the Underwriters as to whom no representation or warranty is made, has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of the Designated Securities of the Company to facilitate the sale or resale of the Designated Securities and the Guarantees.
     (o) Neither the Company nor the Guarantor is an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (p) The consolidated financial statements of the Guarantor, together with the related schedules and notes (the “Financial Statements”) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said Financial Statements have been prepared in conformity with international financial reporting standards as adopted by the European Union (“IFRS-EU”) applied in accordance with applicable law throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in accordance with IFRS-EU the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Financial Statements incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.
     (q) Other than as set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits or governmental proceedings pending to which the Company, the Guarantor or any subsidiary of the Guarantor is a party or of which any asset of the Company, the Guarantor, or any subsidiary of the Guarantor is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or to impair the ability of the Company or the Guarantor to consummate the transactions contemplated hereby; and, to the best of the Guarantor’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any court or governmental, regulatory or stock exchange authority having jurisdiction over the Company, the Guarantor, any Material Subsidiary or any of their respective assets (each a “Governmental Authority”) or any other party, which could reasonably be expected to have a Material Adverse Effect, or to impair the ability of the Company or the Guarantor to consummate the transactions contemplated hereby.
     (r) Based on the evaluation of its disclosure controls and procedures performed in conjunction with its Form 20-F for the year ended December 31, 2005, the Guarantor is not aware of (i) any material weaknesses in its internal controls; or (ii) any material fraud, that involves management or other employees who have a significant role in the Guarantor’s internal controls.
     (s) The Company is a wholly–owned subsidiary of the Guarantor, the Guarantees are full and unconditional; and no subsidiary of the Guarantor will guarantee the Designated Securities.
     (t) As long as certain conditions are met, under Law 13/1985 of 25 May on investment ratios, own funds and information obligations of financial intermediaries (“Ley 13/1985, 25 de mayo, de coeficientes de inversión, recursos propios y obligaciones de información de los intermediarios financieros”), (as amended by Law 19/2003 of 4 July, on Foreign Capital Transfers and Financial Transactions and on Certain Measures to prevent money laundering (“Ley 19/2003, de 4 Julio, sobre el Régimen Jurídico de los Movimientos de Capitales y de las Transacciones Económicas con el Exterior y sobre determinadas medidas del Blanqueo de Capitales”)), any payments in respect of the Designated Securities made by the Company to a non-Spanish resident holder, who does not operate with respect to the Designated Securities through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to Royal Legislative Decree 5/2004 of March 5, promulgating the consolidated text of the Non-Resident Income Tax Law (“Real Decreto Legislativo 5/2004, de 5 de Marzo, por el que se aprueba el Texto Refundido de la Ley del Impuesto sobre la Renta de no Residentes “) (the “NRIT Law”), and no withholding tax shall be required on such payments, except in the case of payments made to non-resident holders who are residents or nationals of, located in, or obtain income on the Designated Securities through, a tax haven territory (as defined in Royal Decree 1080/1991 of 5 July 1991) or who fail to comply with certain tax residency certification procedures; such holders described above will receive such payments subject to Spanish withholding tax currently at the rate of 15%.
       2. Representations and Warranties of the Underwriters.
     Each Underwriter represents and warrants to, and agrees with, the Company, the Guarantor and each other Underwriter that:
     (a) it has not made, and will not make any offer relating to the Designated Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, other than the information contained in the Term Sheet(s) prepared pursuant to section 5(a) below, without the prior written consent of the Company, the Guarantor and the Representative(s);

     (b) it and its respective affiliates (as defined in Rule 501(b) under the Securities Act) and any person acting on its or their behalf has complied and will comply with the selling restrictions set out in Annex A hereto;
     (c) neither it nor its respective affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Designated Securities in violation of applicable laws;
     (d) in connection with the initial distribution of the Designated Securities, it will not sell Designated Securities to any purchaser thereof in an aggregate amount of less than $75,000; and
     (e) in connection with this offering, sale of the Designated Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Underwriters, on the one hand, and the Company and the Guarantor, on the other, exists; and (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Guarantor, including, without limitation, with respect to the determination of the price of the Designated Securities, and such relationship between the Underwriters, on the one hand, and the Company and the Guarantor, on the other, is entirely and solely commercial, based on arms-length negotiations.
     3. Purchase and Sale.
     (a) The Company agrees to sell to each Underwriter named in the applicable Underwriting Agreement and each Underwriter, upon the basis of the representations and warranties contained in this Agreement, but subject to the conditions in this Agreement, agrees to purchase from the Company severally and not jointly, the aggregate principal amounts of Debt Securities set forth opposite their names in Schedule I of the applicable Underwriting Agreement at the respective purchase prices set forth in such Underwriting Agreement, plus accrued interest, if any, from the date set forth therein to the date of payment and delivery.
     (b) The several commitments of the Underwriters to purchase the Designated Securities pursuant to the applicable Underwriting Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements contained in this Agreement and shall be subject to the terms and conditions set forth in this Agreement.
       4. Delivery and Payment.
       The global certificates for the Designated Securities to be purchased by the Underwriters shall be delivered by or on behalf of (and at the expense of) the Company to or upon the order of the Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of immediately available funds, payable to or upon the order of the Company, at the Scheduled Closing Date, as set forth in the applicable Underwriting

Agreement, and as the Representative(s) shall designate, which date and time may be postponed by agreement among the Underwriters, the Company and the Guarantor (such date and time of delivery and payment for the Designated Securities being herein called the “Closing Date”). Payment for the Designated Securities shall be made against delivery to the Underwriters of the Designated Securities registered in such names and in such denominations as the Underwriters shall request in writing, with any transfer taxes payable in connection with the transfer of the Designated Securities to the Underwriters duly paid by the Guarantor. The Company agrees that delivery of the Designated Securities will be made on the Closing Date through the book-entry facilities of The Depository Trust Company (“DTC”). Upon issuance, all Designated Securities will be represented by one or more global securities registered in the name of a nominee of the DTC.
     5. Covenants and Agreements of the Company and the Guarantor.
     The Company and the Guarantor, jointly and severally, covenant with each Underwriter of the Designated Securities as follows:
     (a) The Company and the Guarantor will file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b). The Company or the Guarantor will notify the Representative(s), promptly after filing of the Registration Statement, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Company or the Guarantor will notify the Representative(s) promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company and the Guarantor will prepare and file with the Commission, promptly upon the reasonable request of the Representative(s), any amendments or supplements to the Registration Statement or the Prospectus which, in the reasonable opinion of the Representative(s), may be necessary or advisable in connection with the distribution of the Designated Securities; and neither the Company nor the Guarantor will file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Designated Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representative(s) after reasonable notice thereof (such consent not to be unreasonably withheld or delayed). The Company and the Guarantor will prepare one or more Term Sheets, containing solely a description of the Designated Securities, substantially in the form attached to the applicable Underwriting Agreement and approved by the Representative(s) and file such Term Sheet or Term Sheets pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule. The Company or the Guarantor will advise the Representative(s) promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Designated Securities for offering or sale in any jurisdiction, of the institution of any proceedings for any such purpose, or of receipt by the Company or the Guarantor from the Commission of any notice of objection to the use of the

Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations; and the Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as practicable the lifting or withdrawal thereof.
     (b) Subject to the selling restrictions set forth in Annex A to this Agreement, the Company and the Guarantor will use their reasonable best efforts, in cooperation with the Underwriters, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative(s) may reasonably request; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process, subject itself to taxation or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.
     (c) The Company and the Guarantor shall prepare the Disclosure Package and the Prospectus in a form approved by the Underwriters, and will promptly furnish the Underwriters with copies of the Registration Statement, the Preliminary Prospectus, the Term Sheets, any Issuer Free Writing Prospectus and the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and will not file or publish any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, except in accordance with Section 1(f) above, and unless they have furnished a copy to the Underwriters for their review and, except as required by law, will not publish any such proposed amendment or supplement to which the Underwriters reasonably object. If at any time prior to completion of the distribution of the Designated Securities (as determined by the Underwriters) any event occurs as a result of which the Registration Statement, the Disclosure Package or the Prospectus, each as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantor will promptly so notify the Underwriters. If so notified, the Underwriters shall forthwith suspend any solicitation of offers to purchase Designated Securities and shall cease using the Registration Statement, the Disclosure Package or the Prospectus. If the Company and the Guarantor should decide to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, to correct such statement or omission, the Company and the Guarantor, upon the completion thereof, will furnish to the Underwriters a reasonable number of copies of such amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus.
     (d) The Company and the Guarantor shall furnish to the Underwriters as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Designated Securities (as determined by the Underwriters) as many copies of the Registration Statement, the Disclosure Package and the Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request.

     (e) The Company or the Guarantor will pay the required Commission filing fees relating to the Designated Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.
     (f) If required by Rule 430B(h) of the Rules and Regulations, the Company or the Guarantor will prepare a prospectus in a form approved by the Representative(s) and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and, except as required by law or approved by the Representative(s) (which approval shall not be unreasonably withheld), neither the Company nor the Guarantor will make any further amendment or supplement to such prospectus.
     (g) The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that at or prior to the Closing Date (i) the public deed in respect of the Designated Securities is registered in the Madrid Mercantile Registry and (ii) the announcement related to the issue of the Designated Securities is published in the Official Gazette of the Mercantile Registry (Boletín Oficial del Registro Mercantil).
     (h) The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that the Designated Securities qualify as debt instruments (instrumentos de deuda) under Law 13/1985 of 25 May on investment ratios, own funds and information obligations of financial intermediaries (“Ley 13/1985, de 25 de Mayo, de coeficientes de inversion, recursos propios y obligaciones de informacion de los intermediarios financieros”), as amended by Law 19/2003 of 4 July on Foreign Capital Transfers and Financial Transactions and on Certain Measures to prevent money laundering (“Ley 19/2003, de 4 de Julio, sobre el régimen jurídico de los movimientos de capitales y de las transacciones económicas con el exterior y sobre determinadas medidas del blanqueo de capitales”).
     (i) The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that the disbursement minutes in respect of the Designated Securities are registered in the Madrid Mercantile Registry.
     (j) The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to permit the Designated Securities to be eligible for clearance and settlement through DTC.
     (k) The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to list the Designated Securities on an organized market in an OECD country no later than 45 days prior to the first day on which interest on such Designated Securities is payable (the “First Interest Payment Date”) and to maintain such listing at all times prior to and including the First Interest Payment Date.
     (l) From the date of the applicable Underwriting Agreement and continuing to and including 10 days following the Closing Date, the Guarantor will not, and shall ensure that the Company does not, without the prior written consent of the Representative(s) (which consent shall not be unreasonably withheld), offer, sell, contract to sell or otherwise dispose of in the United States any U.S. dollar-

denominated debt securities issued or guaranteed by the Guarantor which are substantially similar to the Designated Securities.
     (m) The Guarantor agrees that for as long as the Designated Securities are outstanding it will maintain sufficient ownership of the share capital of the Company, directly or indirectly, to control its actions.
     (n) If the Designated Securities are listed by the Company on a an organized market in the European Union, the Company will use its reasonable best efforts to maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26/27 November 2000 (each, a “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive.
     (o) The Company and the Guarantor acknowledge and agree that in connection with this offering, sale of the Designated Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Guarantor, including, without limitation, with respect to the determination of the price of the Designated Securities, and such relationship between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Guarantor shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantor. The Company and the Guarantor hereby waive any claims that the Company or the Guarantor may have against the Underwriters with respect to any breach of fiduciary duty asserted to be owed by the Underwriters to the Company or the Guarantor in connection with this offering.
       6. Conditions of Underwriters’ Obligations.
       The obligations of the several Underwriters to purchase and pay for the Designated Securities they have severally agreed to purchase under this Agreement on the Closing Date are subject (i) to the accuracy in all material respects of the representations and warranties of the Company and the Guarantor contained in this Agreement as of the date of this Agreement and the Closing Date, (ii) to the accuracy in all material respects of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, (iii) to the performance by the Company and the Guarantor of their obligations under this Agreement, and to the following further conditions:
     (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; all filings (including, without limitation, the final term sheet prepared pursuant to Section 5(a) hereof) required by

Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made, and no such filings will have been made without the consent of the Representative(s); no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Designated Securities for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Underwriters and complied with the Underwriters’ satisfaction.
     (b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of the Underwriters, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of the Underwriters, or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (c) At the Closing Date, the Underwriters shall have received a certificate, dated as of the Closing Date, of the Guarantor signed by the principal financial or accounting officer of the Guarantor, certifying, with respect to the Guarantor, that at the Closing Date and subsequent to the dates as of which information is given in the Disclosure Package, (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission (ii) there shall not have been any material adverse change in the financial condition, earnings or prospects of the Guarantor and its subsidiaries, considered as one enterprise, (iii) there shall not have been any downgrading in the rating of any debt securities or preferred stock of the Guarantor or debt securities or preferred stock unconditionally guaranteed by the Guarantor by Moody’s Investor Services, Inc., Fitch Ratings Ltd. or Standard and Poor’s Corporation, or any public announcement that any such rating agency has under surveillance or review its rating of any debt securities or preferred stock of the Guarantor or debt securities or preferred stock unconditionally guaranteed by the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iv) each of the Company and the Guarantor shall have complied with all agreements and satisfied all conditions on its respective part to be performed or satisfied hereunder at or prior to the Closing Date, and (v) the representations and warranties of the Company and the Guarantor set forth in Section 1 above and in the applicable Underwriting Agreement, if any, are accurate in all material respects as though expressly made at and as of the Closing Date. In addition, at the Closing Date, the Underwriters shall have received a certificate dated as of the Closing Date of the Company signed by a director of the Company certifying, with respect to the Company, the matters set forth in this Section 6(c)(iv) and (v).

     (d) At the Closing Date, the Underwriters shall have received a signed opinion or opinions of counsel reasonably satisfactory to the Underwriters, dated as of the Closing Date.
     (e) At the Applicable Time, the Underwriters shall have received letters of accountants, ordinarily referred to as “comfort letters”, confirming information as specified in the applicable Underwriting Agreement and dated the date on which the Term Sheets and/or the Prospectus are dated, as applicable from those accountants of the Guarantor or any of its subsidiaries as specified in the applicable Underwriting Agreement.
     (f) At the Closing Date, the Underwriters shall have received letters of accountants dated as of the Closing Date, confirming information as specified in the comfort letters delivered pursuant to Section 6(e) above, from those accountants of the Guarantor or any of its subsidiaries as specified in the applicable Underwriting Agreement.
     (g) At or prior to the Closing Date, (i) the public deed in respect to the Designated Securities shall have been registered in the Madrid Mercantile Registry; and (ii) the announcement related to the issue of the Designated Securities shall have been published in the Official Gazette of the Mercantile Registry (Boletin Oficial del Registro Mercantil).
`
     If any of the conditions specified in this Section 6 or in Section 2 of the applicable Underwriting Agreement shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Underwriters upon notice to the Company and the Guarantor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 herein. Notwithstanding any such termination, the provisions of Sections 8, 9, 10 and 14 herein shall remain in effect.
       7. Payment of Expenses.
       The Guarantor will pay costs and expenses incident to the performance of the Company’s and the Guarantor’s obligations under this Agreement as the parties may separately agree.
       8. Indemnification.
     (a) The Company and the Guarantor jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred and reasonably and properly documented, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), the Disclosure Package, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) against any and all expense whatsoever (including reasonable fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of (A) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by the Underwriters expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to the Prospectus) or (B) an untrue statement or omission or alleged untrue statement or omission of a material fact in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to part of any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus) delivered to any person if such untrue statement or omission was corrected in any subsequent Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus or any amendment or supplement thereto, if copies thereof were delivered to such Underwriter sufficiently in advance of the Applicable Time to enable such Underwriter to deliver such copies to such person and a copy thereof was not furnished to such person prior to the confirmation of the sale of Designated Securities to such person.
     (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company and the Guarantor, and each person, if any, who controls the Company or the Guarantor, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to the Prospectus), in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by the Underwriters expressly for use in such Issuer Free Writing Prospectus, Disclosure Package or Prospectus (or any amendment or supplement to the Prospectus).
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one local counsel in each applicable jurisdiction) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. The indemnified party shall not be liable for any settlement of any proceeding effected without its written consent.
       9. Contribution.
       If the indemnification provided for in Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) of Section 8, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) of Section 8, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, from the offering of the Designated Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 9. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9 to contribute are several in proportion to their respective purchase obligations and not joint.
     10. Representations, Warranties and Agreements.
     The representations, warranties, indemnities, agreements and other statements of the Underwriters, the Company and the Guarantor and their officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Guarantor or the Underwriters or controlling person and will survive delivery of and payment for the Designated Securities.
     11. Termination of Agreement.
     (a) The Underwriters may terminate this Agreement, by notice to the Company or the Guarantor, at any time at or prior to the Closing Date:
     (i) if there has been, since the Applicable Time, except as otherwise set forth or contemplated by the Registration Statement, the Disclosure Package and the Prospectus, any change, or any development (other than as set forth in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus), in the financial condition, earnings or prospects of the Guarantor and its subsidiaries, considered as one enterprise, which, in the judgment of the Representative(s), is material and adverse in the context of the issuance, offer and sale of the Designated Securities and makes it impracticable or inadvisable to proceed with completion of the offering or the sale of and payment for the Designated Securities; or
     (ii) if, since the Applicable Time there has occurred:
     (A) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or in the over-the counter market or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by such exchange or by order of the Commission, or any other Governmental Authority, or

     (B) any material suspension of trading of any equity securities issued by the Guarantor by the Commission, the Comisión Nacional del Mercado de Valores, the Spanish Stock Exchanges or the New York Stock Exchange, or
     (C) any banking moratorium declared by Spanish, United States Federal or New York State authorities, or
     (D) any major disruption of settlements of securities or clearance services in the United States or with respect to DTC, or
     (E) any change or any development involving a prospective change in national or international political, financial or economic conditions or exchange controls which, in the judgment of the Representative(s), makes it impracticable or inadvisable to proceed with the completion of the offering or sale of and payment for the Designated Securities, or
     (F) any attack on, or outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the United States Congress or any other substantial calamity or emergency if, in the judgment of the Representative(s), the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the offering or sale of and payment for the Designated Securities.
     (b) If the Underwriters propose to terminate this Agreement pursuant to Sections 11(a)(i), 11(a)(ii)(E) or 11(a)(ii)(F), the Representative(s) shall enter into consultations with the Guarantor by telephone. Such consultation shall take place among one senior representative of each of the Representative(s) and the Guarantor. The senior representative(s) of the Representative(s) will explain in depth the basis of their determination and the senior representative of the Guarantor will relay the views of the Company and the Guarantor to the Representative(s). If no such consultation takes place within a time period as reasonably determined by the Representative(s) to be appropriate, despite the best efforts of the Representative(s) to reach the senior representative of the Guarantor, or if no consensus can be reached during that period, the Representative(s) may (unanimously, if there is more than one Representative), in the name of the Underwriters, effect the termination of the obligations of the Underwriters under this Agreement.
     (c) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 7. Notwithstanding any such termination, the provisions of Sections 8, 9, 10 and 14 shall remain in effect.
     12. Notices.
     All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the address of the Representative(s) described in the applicable Underwriting Agreement (with a copy to the General Counsel at the same address). Notices to the Company and the Guarantor shall be directed to them at the following address:
Telefónica S.A.
Gran Via 28
28013 Madrid
SPAIN
Attention: General Counsel
     13. Parties. This Agreement is made solely for the benefit of the Underwriters, the Company and the Guarantor and, to the extent expressed, any person controlling the Company, the Guarantor or the Underwriters, and their respective executors, administrators, successors and assigns and, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriters of the Designated Securities.
14. Submission to Jurisdiction.
     Each party to this Agreement irrevocably agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated by this Agreement will be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and the Guarantor will each irrevocably appoint CT Corporation System, New York, New York as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated by this Agreement which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York and each party to this Agreement expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company and the Guarantor each represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company and the Guarantor each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Guarantor, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or the Guarantor.
     15. Default by one or more of the underwriters.
     (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase the Designated Securities which it or they have agreed to purchase pursuant to this Agreement (the “Defaulted Designated Securities”), the Representative(s) may in its or their discretion arrange for itself or themselves or another party or other parties satisfactory to the Company to purchase such Defaulted Designated Securities on the terms contained in this Agreement. If within 36 hours after such default by any Underwriter the Representative(s) does not or do not arrange for the purchase of such Defaulted Designated Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representative(s) to purchase such Defaulted Designated Securities on such terms. In the event that, within the respective prescribed period, the Representative(s) notify the Company that it or they have so arranged for the purchase of such Defaulted Designated Securities, or the Company notifies the Representative(s) that it has so arranged for the purchase of such Defaulted Designated Securities, the Representative(s) or the Company shall have the right to postpone the Closing Date for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative(s) may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.
     (b) If, after giving effect to any arrangements for the purchase of the Defaulted Designated Securities by the Representative(s) and the Company as provided in subsection (a) above, the aggregate principal amount of such Defaulted Designated Securities which remains unpurchased does not exceed 15% of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase pursuant to this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase pursuant to this Agreement) of the Defaulted Designated Securities for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Defaulted Designated Securities by the Representative(s) and the Company as provided in subsection (a) above, the aggregate principal amount of Defaulted Designated Securities which remains unpurchased exceeds 15% of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Guarantor as provided in Section 7 hereof, the indemnity agreement in Section 8 hereof and the contribution agreement in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     16. Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     17. Counterparts.
     This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.
     18. Entire Agreement.
     This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
     19. Amendments.
     This Agreement may be amended or supplemented only if such amendment or supplement is in writing and is signed by each party hereto.

ANNEX A
Selling Restrictions
     1. The Designated Securities may not be offered or sold in Spain.
     2. Other than in the United States, no action has been or will be taken by the Company or the Guarantor in any jurisdiction that would permit a public offering of the Designated Securities or the Guarantees or possession or distribution of any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or any other offering material relating to the Designated Securities or the Guarantees in any country or jurisdiction where action for that purpose is required. Each Underwriter agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Designated Securities or has in its possession or distributes any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any amendments or supplements thereto or any such other material.
     3. Each Underwriter represents and agrees that:
     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Designated Securities or the Guarantees in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor; and
     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities or the Guarantees in, from or otherwise involving the United Kingdom.
     4. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (other than Spain, where Designated Securities may not be offered or sold) (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Designated Securities to the public in that Relevant Member State other than an offer:
     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

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For the purposes of this provision, the expression an “offer of Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

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